UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

SCHEDULE 14A INFORMATION

________________

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.    )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

FORTINET, INC.
(Name of Registrant as Specified in Its Charter)

_______________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

Dear Fortinet Stockholder:

Notice is hereby given that the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) of Fortinet, Inc., a Delaware corporation (“Fortinet,” “we,” “us” or “our”), will be held on Friday, June 14, 2024, at 10:00 a.m. Pacific time, in a virtual-only format, for the following purposes:

1.    To elect the nine directors listed in the accompanying proxy statement to serve for a one-year term expiring at Fortinet’s 2025 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

2.    To ratify the appointment of Deloitte & Touche LLP as Fortinet’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

3.    An advisory vote to approve named executive officer compensation.

4.    To transact such other business proposals, if properly presented before the meeting.

We believe that a virtual stockholder meeting allows better access to those who may want to attend by providing for greater stockholder attendance and participation from any location around the world, and therefore we have chosen this over an in-person meeting. This approach also lowers costs and aligns with our broader sustainability goals.

The preceding items of business are more fully described in the proxy statement accompanying this notice. Any action on the items of business described above may be considered at the 2024 Annual Meeting at the time and on the date specified above or at any time and date to which the 2024 Annual Meeting may be properly adjourned or postponed. Only stockholders of record at the close of business on April 22, 2024 are entitled to notice of, and to vote at, the 2024 Annual Meeting.

We have elected to provide access to our proxy materials over the internet. Accordingly, stockholders of record at the close of business on April 22, 2024 will receive a Notice of Internet Availability of Proxy Materials and may vote at the 2024 Annual Meeting and any meetings pursuant to postponements or adjournments of the 2024 Annual Meeting. We expect to mail the Notice of Internet Availability of Proxy Materials on or about May 1, 2024.

Your vote is very important. Whether or not you plan to attend the 2024 Annual Meeting, we encourage you to read the proxy statement and vote as instructed in the Notice of Internet Availability of Proxy Materials or vote on the internet or by telephone as soon as possible. Alternatively, you may follow the procedures outlined in the Notice of Internet Availability of Proxy Materials to request a paper copy of the proxy materials, which include a proxy card to submit your vote by mail. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About the 2024 Annual Meeting and Procedural Matters” and the instructions on the Notice of Internet Availability of Proxy Materials.

Thank you for your ongoing support of Fortinet.

By Order of the Board of Directors,

Ken Xie
Chief Executive Officer and Chairman of the Board of Directors
Sunnyvale, California
April 26, 2024

PROXY STATEMENT
FOR 2024 ANNUAL MEETING OF STOCKHOLDERS

Page
PROXY SUMMARY	1
QUESTIONS AND ANSWERS ABOUT THE 2024 ANNUAL MEETING AND PROCEDURAL MATTERS	5
Why am I receiving these materials?	5
Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?	5
How can I get electronic access to the proxy materials?	5
Can I attend the 2024 Annual Meeting?	6
How can I ask questions at the 2024 Annual Meeting?	6
Who is entitled to vote at the 2024 Annual Meeting?	6
What is the difference between holding shares as a stockholder of record or as a beneficial owner?	6
How can I vote my shares without attending the 2024 Annual Meeting?	7
How many shares must be present or represented to conduct business at the 2024 Annual Meeting?	8
What proposals will be voted on at the 2024 Annual Meeting?	8
What is the voting requirement to approve each of the proposals?	8
How are votes counted?	8
How does the Board of Directors recommend that I vote?	9
What happens if additional matters are presented at the 2024 Annual Meeting?	9
Can I change my vote?	9
What should I do if I receive more than one set of voting materials?	9
Is my vote confidential?	9
Who will serve as inspector of election?	9
Where can I find the voting results of the 2024 Annual Meeting?	9
Who will bear the cost of soliciting votes for the 2024 Annual Meeting?	10
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?	10
How may I obtain a separate set of proxy materials or the 2023 Annual Report?	11
PROPOSAL ONE — ELECTION OF DIRECTORS	12
General	12
Nominees	12
Information Regarding the Board of Directors and Director Nominees	13
Director Expertise and Experience	17
Board Diversity Matrix	18
Director Tenure and Age Distribution	19
Board Evaluations	19
PROPOSAL TWO — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	20
General	20
Principal Accounting Fees and Services	20
Approval of Audit and Non-Audit Services	20
PROPOSAL THREE — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	21
CORPORATE SOCIAL RESPONSIBILITY	22
Environment	22
Social	23
Governance	23

i

Forward-Looking Statements

This Proxy Statement includes forward-looking statements. These statements are not historical facts and are based on current expectations, estimates, and projections about our industry, management’s beliefs, and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. For a discussion of some of the risks and important factors that could affect our future results and financial condition, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023.

ii

PROXY STATEMENT
FOR 2024 ANNUAL MEETING OF STOCKHOLDERS

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement for the Annual Meeting (this “Proxy Statement”). This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. References to our website in this Proxy Statement are not intended to function as hyperlinks and the information contained on our website is not intended to be incorporated into this Proxy Statement. In this Proxy Statement, we refer to Fortinet, Inc. as “Fortinet,” “we,” “us” or “our.”

Financial and Business Highlights

The list below highlights our financial highlights for 2023.

•        Total revenue was $5.30 billion for 2023, an increase of 20% compared to $4.42 billion in 2022.

•        Product revenue was $1.93 billion for 2023, an increase of 8% compared to $1.78 billion in 2022.

•        Service revenue was $3.38 billion for 2023, an increase of 28% compared to $2.64 billion in 2022.

•        Total gross profit was $4.07 billion in 2023, an increase of 22% compared to $3.33 billion in 2022.

•        Operating income was $1.24 billion in 2023, an increase of 28% compared to $969.6 million in 2022.

•        Cash flows from operating activities were $1.94 billion in 2023, an increase of $204.9 million, or 12%, compared to 2022.

CORPORATE Social RESPONSIBILITY Highlights

We are committed to corporate social responsibility (“CSR”) and responsible environmental, social and governance (“ESG”) practices. The list below includes some of our CSR and ESG highlights for 2023, as well as ongoing highlights, as discussed further in this Proxy Statement.

•        We are a member of the Dow Jones Sustainability World and North America Indices for the second consecutive year.

•        We are engaged on a decarbonization path to reach net zero for our Scope 1 and Scope 2 emissions by 2030 and are committed to the Science-Based Targets Initiative (“SBTi”). In 2023, over 80% of our owned and occupied sites used renewable electricity.

•        In 2023, we obtained the ISO14001 certification for our largest company-owned warehouse in Union City, California. On the product side, we have continued to be a leader on energy efficiency with the launch of our SP5 ASIC and our FortiGate-90G model.

•        Since 2022, we have trained over 430,000 individuals, representing 43% of our goal to train 1,000,000 people in cybersecurity by 2026.

•        Our Information Security Management System undergoes continuous enhancement in alignment with internationally recognized standards. In 2023, Fortinet renewed 30 cybersecurity certifications and obtained 17 new certifications.

•        The Social Responsibility Committee of the Board of Directors (the “Social Responsibility Committee”) helps ensure corporate social responsibility is a high priority of ours and is reviewed and supported at the highest level.

•  We publicly issued our 2023 Sustainability Report detailing our progress on sustainability matters.

BOARD HIGHLIGHTS

We are committed to good corporate governance, which strengthens the accountability of the Board of Directors and promotes the long-term interests of our stockholders. The list below highlights our independent board and leadership practices, as discussed further in this Proxy Statement.

•        A majority of our directors are independent (seven out of nine current directors).

•        Our Lead Independent Director is elected annually, to serve and function separately from the Chairman of the Board of Directors.

•        All committees of the Board of Directors are composed of independent directors, with the exception of the Social Responsibility Committee.

•        The Board of Directors is focused on enhancing diversity, equity and inclusion. Management frequently presents to the Human Resources Committee of the Board of Directors on progress around diversity, equity and inclusion initiatives.

•        The Social Responsibility Committee oversees our CSR strategy, initiatives and execution related to ESG practices.

•        The Board of Directors focuses on broad risk oversight practices, including CSR, cybersecurity, data privacy, legal and regulatory matters, and other critical evolving areas.

•        The Board of Directors regularly reviews our governance practices. Over the years, on its own initiative, the Board of Directors has made adjustments to our corporate governance practices as we have matured as a public company, such as changing from a Board of Directors with three-year staggered terms for each director, to one-year terms.

•        In 2023, following the recommendation of the Board of Directors, our stockholders approved, and we adopted, amendments to our certificate of incorporation and our bylaws to remove the supermajority voting requirements.

•        Independent directors conduct regular executive sessions.

•        Our directors maintain open communication and strong working relationships among themselves and have regular access to management.

•        The Board of Directors conducts a robust annual Board of Directors and committee self-assessment process.

•        The Board of Directors has related-party transaction standards for any direct or indirect involvement of a director in our business activities.

•        Our non-employee directors are required to hold shares of our common stock pursuant to our Stock Ownership Guidelines for our non-employee directors.

STOCKHOLDER ENGAGEMENT

The Board of Directors and our executive management team are committed to actively engaging with our stockholders and maintaining a regular dialogue with our stockholders. We meet with current stockholders and prospective stockholders through meetings at our headquarters, investor conferences, roadshows and via videoconferences. These meetings allow stockholders the opportunity to provide feedback on our financial performance, corporate governance, executive compensation, environmental and sustainability matters and corporate responsibility initiatives. Members of the Board of Directors and our executive management and investor relations teams participate in meetings with stockholders. In 2023, we engaged in discussions with approximately 170 stockholders representing approximately 50% of our institutional share count.

Key themes from our engagement with stockholders and the actions we took in response include:

Theme	What We Heard	How We Responded
Board Composition	Stockholders recommended that we increase the gender diversity of our Board of Directors.

In response to stockholder feedback that we increase the gender diversity of our Board of Directors, we conducted a thorough search and interview process for a new director and added Mary Agnes “Maggie” Wilderotter to our Board of Directors in April 2024, which increased the percentage of female directors on our Board of Directors to 33%.

ESG and Sustainability	Stockholders were pleased with our progress on ESG and sustainability matters and recommended that we continue to enhance our ESG and sustainability disclosures.

In response to stockholder feedback that we continue to prioritize our environmental responsibility and monitor and measure our impacts to society, we accomplished several key projects in 2023:

•   We updated our decarbonization plan for Scope 1 and Scope 2 emissions to take into account our strategy in the short- and long-term acquisitions of data centers.

•   We improved the power efficiency of our FortiGate appliances, resulting in the new models launched in 2023 consuming 62% less power on average than the previous generation.

•   We continued to explore and introduce packaging made from biodegradable materials and avoided an estimated 455 tons of Co2 emissions.

•   We made important investments in green energy including the opening of our new garage space in Sunnyvale, where solar panels will cover the energy needs of our headquarters and nearby sites.

•   We submitted our first survey on the environment to CDP and received a strong B- rating.

Looking ahead, we plan to submit our Decarbonization Plan for all three Scopes to SBTi for validation later in 2024. As we progress on our sustainability journey, we will also ensure that we report transparently on our initiatives and their results in our annual Sustainability Report, as well as other sustainability assessments, such as CDP and S&P.

PROPOSAL ONE	BOARD’S RECOMMENDATION: “FOR” each of the nominees
ELECTION OF DIRECTORS

We are asking our stockholders to elect nine directors for a one-year term expiring at Fortinet’s 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal. The table below sets forth information with respect to our nine nominees standing for election. All of the nominees are currently serving as directors. Additional information about our director nominees and their respective qualifications can be found under the section titled “Proposal One — Election of Directors — Nominees to the Board of Directors.”

Name	Age	Director Since
Ken Xie	61	October 2000
Michael Xie	55	February 2001
Kenneth A. Goldman	74	October 2020
Ming Hsieh	68	April 2013
Jean Hu	60	October 2019
William H. Neukom	82	January 2013
Judith Sim	55	June 2015
Admiral James Stavridis (Ret)	69	October 2021
Mary Agnes “Maggie” Wilderotter	69	April 2024
PROPOSAL TWO	BOARD’S RECOMMENDATION: “FOR” Proposal Two
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking our stockholders to ratify the audit committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024. Information regarding fees paid to Deloitte & Touche LLP during 2023 and 2022 can be found under the section titled “Proposal Two — Ratification of Appointment of Independent Registered Public Accounting Firm.”

PROPOSAL THREE	BOARD’S RECOMMENDATION: “FOR” Proposal Three
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We are asking our stockholders to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in accordance with the rules of the SEC (the “SEC”) in the “Executive Compensation” section of this Proxy Statement. Information regarding compensation of our named executive officers can be found under the section titled “Proposal Three — Vote to Approve Named Executive Officer Compensation”

FORTINET, INC.
909 Kifer Road
Sunnyvale, California 94086

____________________________

PROXY STATEMENT
FOR 2024 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THE 2024 ANNUAL MEETING AND PROCEDURAL MATTERS

Q:   Why am I receiving these materials?

A:    The Board of Directors is providing these proxy materials to you in connection with the solicitation of proxies for use at Fortinet’s 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”), to be held on Friday, June 14, 2024 at 10:00 a.m. Pacific time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth in this Proxy Statement.

We expect to mail the Notice of Internet Availability of Proxy Materials (the “Notice”) on or about May 1, 2024. Copies of our proxy materials and 2023 Annual Report are available at www.edocumentview.com/FTNT. Our 2023 Annual Report may also be obtained by accessing Fortinet’s filings on the SEC’s website at www.sec.gov.

The 2024 Annual Meeting will be held in a virtual-only format. We believe that hosting a virtual meeting will allow for greater stockholder attendance and participation from any location around the world. The virtual-only approach also lowers costs and aligns with our broader sustainability goals. You will not be able to attend the 2024 Annual Meeting in person.

Q:   Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

A:    Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending the Notice to our stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Q:   How can I get electronic access to the proxy materials?

A:    The Notice will provide you with instructions regarding how to:

•        View our proxy materials for the 2024 Annual Meeting on the internet; and

•        Have future proxy materials sent to you electronically by email.

Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site.

Q:   Can I attend the 2024 Annual Meeting?

A:    If you were a stockholder of record at the close of business on April 22, 2024 (the “Record Date”) (i.e., your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”)) or if you are a proxy holder for such a stockholder, you may participate in the 2024 Annual Meeting by following the instructions below:

•        Beginning at 9:45 a.m. Pacific Time on June 14, 2024, please visit meetnow.global/MJPSAKY.

•        Enter the 15-digit control number on the Proxy Card or Notice of Availability of Proxy Materials you receive.

If you held your shares through an intermediary on the Record Date (i.e., you hold your shares in “street name” through an intermediary, such as a bank or broker), you must register in advance to virtually attend the 2024 Annual Meeting by following the instructions below:

•        You must obtain a legal proxy, executed in your favor, from the holder of record reflecting the number of shares of common stock you held as of the Record Date, along with your name and email address.

•        Submit proof of your legal proxy by forwarding the email from your broker, or attaching an image of your legal proxy, to legalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time on June 11, 2024. You will then receive a confirmation of your registration, with a control number, by email from Computershare.

•        At the time of the 2024 Annual Meeting, go to meetnow.global/MJPSAKY and enter your control number.

If we experience technical difficulties during the meeting (e.g. a temporary or prolonged power outage), we will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify stockholders of the decision via meetnow.global/MJPSAKY. The virtual meeting platform is fully supported across most browsers (including Edge, Firefox, Chrome and Safari) and devices (including desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Internet Explorer is not a supported browser. Participants should ensure that they have a strong internet connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance should you need it you may call Computershare toll free at (888) 724-2416.

Q:   How can I ask questions at the 2024 Annual Meeting?

A:   You will be able to attend the 2024 Annual Meeting online and submit your questions during the meeting by visiting meetnow.global/MJPSAKY. For technical support, please call Computershare toll free at (888) 724-2416.

Q:   Who is entitled to vote at the 2024 Annual Meeting?

A:    You may vote your shares of Fortinet common stock if our records show that you owned your shares at the close of business on the Record Date. At the close of business on the Record Date, there were 763,326,544 shares of Fortinet common stock outstanding and entitled to vote at the 2024 Annual Meeting. You may cast one vote for each share of common stock held by you as of the Record Date on all matters presented.

Q:   What is the difference between holding shares as a stockholder of record or as a beneficial owner?

A:    With respect to your shares that are registered directly in your name with Fortinet’s transfer agent, Computershare, you are considered the “stockholder of record” and the Notice has been sent directly to you by Fortinet. As the stockholder of record, you have the right to grant your voting proxy directly to Fortinet or to a third party, or to vote in person at the 2024 Annual Meeting.

With respect to your shares that are held by a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name” and the Notice is being forwarded to you together with voting instructions on behalf of your broker, trustee or nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote, and you are also invited to attend the 2024 Annual Meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the 2024 Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the 2024 Annual Meeting. If you hold your shares through a broker and do not provide your broker with specific voting instructions, under the rules that govern brokers in such circumstances, your broker will have the discretion to vote such shares on routine matters but not on non-routine matters. Even though we are listed on The Nasdaq Stock Market LLC (“Nasdaq”), the rules of the New York Stock Exchange (the “NYSE”) govern how a broker licensed by the NYSE can vote shares it holds on behalf of stockholders of Nasdaq-listed companies.

As a result:

•        Your broker will not have the authority to exercise discretion to vote your shares with respect to the election of directors (Proposal One) or the advisory vote on named executive officer compensation (Proposal Three).

•        Your broker will have the authority to exercise discretion to vote your shares with respect to the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024 (Proposal Two), because that matter is treated as routine under NYSE rules.

Because the proposals to be acted upon at the 2024 Annual Meeting include both routine and non-routine matters, if you do not give voting instructions to your broker, trustee or nominee, your broker, trustee or nominee may either (i) vote your shares on routine matters or (ii) leave your shares unvoted.

A broker “non-vote” occurs when your broker, trustee or nominee does not vote on a particular proposal because the broker, trustee or nominee does not have discretionary voting power with respect to that item and has not received voting instructions from you as the beneficial owner.

Q:   How can I vote my shares without attending the 2024 Annual Meeting?

A:    You are encouraged to vote your shares in advance of the 2024 Annual Meeting.    If voting in advance of the 2024 Annual Meeting, the steps required to cast your votes are the same as indicated in the materials received with this Proxy Statement. If you have not already voted your shares in advance, you will be able to vote your shares electronically during the 2024 Annual Meeting by clicking on the “Cast Your Vote” link on the Meeting Center site.

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the 2024 Annual Meeting. There are three ways to vote by proxy:

By mail — If you are a stockholder of record, you may vote by submitting a proxy card; please refer to the voting instructions in the Notice or below. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee; please refer to the voting instructions provided to you by your broker, trustee or nominee.

By internet — Stockholders of record of Fortinet common stock with internet access may submit proxies by following the “Vote by Internet” instructions described in the Notice until 11:59 p.m. Eastern time on Thursday, June 13, 2024 or by following the instructions at www.investorvote.com/FTNT. Most Fortinet stockholders who hold shares beneficially in street name may vote by accessing the website specified in the voting instructions provided by their brokers, trustees or nominees. Please check the voting instructions for internet voting availability.

By telephone — Depending on how your shares are held, you may be able to vote by telephone. If this option is available to you, you will have received information with the Notice or the voting instruction card provided by your broker, trustee or nominee explaining this procedure.

Q:   How many shares must be present or represented to conduct business at the 2024 Annual Meeting?

A:    The presence of the holders of a majority of the issued and outstanding shares of our capital stock entitled to vote at the 2024 Annual Meeting is necessary to constitute a quorum at the 2024 Annual Meeting. Such stockholders are counted as present at the meeting if they (i) are present in person at the 2024 Annual Meeting or, (ii) represented by proxy.

Under Delaware law, abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining whether a quorum is present at the 2024 Annual Meeting. However, as discussed above, under “What is the difference between holding shares as a stockholder of record or as a beneficial owner?” brokers have limited discretionary authority to vote shares that are beneficially owned and, therefore, are not entitled to vote on non-routine matters in the absence of voting instructions from the beneficial owner of such shares.

Q:   What proposals will be voted on at the 2024 Annual Meeting?

A:    The proposals scheduled to be voted on at the 2024 Annual Meeting are:

•        Proposal One:    The election of the nine directors set forth in Proposal One to serve for a one-year term expiring at the 2025 Annual Meeting and until their respective successors are duly elected and qualified;

•        Proposal Two:    The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and

•        Proposal Three:    An advisory vote to approve our named executive officer compensation.

Q:   What is the voting requirement to approve each of the proposals?

A:    We have a majority voting standard for uncontested elections of directors (Proposal One), which means that to be elected, a director nominee must receive a majority of the votes cast, i.e. the number of shares voted “FOR” a director nominee must exceed the votes cast “AGAINST” that nominee.

The affirmative vote of a majority of the shares of our common stock that are present in person or represented by proxy at the 2024 Annual Meeting and entitled to vote is required to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm (Proposal Two) and to approve the advisory resolution on named executive compensation (Proposal Three).

Q:   How are votes counted?

A:    You may vote “FOR” or “AGAINST” each of the nominees for election as director in Proposal One and on each of Proposal Two and Proposal Three. You may also “ABSTAIN” from voting.

Abstentions are deemed to be shares present or represented by proxy and entitled to vote. Abstentions have no effect on Proposal One and the same effect as a vote against Proposals Two and Three.

Brokers have discretionary authority to vote shares that are beneficially owned on Proposal Two. If a broker chooses not to vote shares for or against Proposal Two, it would have the same effect as an abstention. Broker non-votes are not deemed to be shares entitled to vote on and will have no effect on Proposals One and Three.

All shares entitled to vote and represented by properly submitted proxies received prior to the 2024 Annual Meeting (and not revoked) will be voted at the 2024 Annual Meeting in accordance with the instructions indicated by such proxy. If no instructions are indicated on such proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Q:   How does the Board of Directors recommend that I vote?

A:    The Board of Directors recommends that you vote your shares:

•        “FOR” each of the nine nominees for election as directors (Proposal One);

•        “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal Two); and

•        “FOR” the advisory resolution to approve named executive officer compensation (Proposal Three).

Q:   What happens if additional matters are presented at the 2024 Annual Meeting?

A:    If any other matters are properly presented for consideration at the 2024 Annual Meeting, including, among other things, consideration of a motion to adjourn the 2024 Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxy holders, Ken Xie and John Whittle, or either of them, will have discretion to vote on those matters in accordance with their best judgment. Fortinet does not currently anticipate that any other matters will be raised at the 2024 Annual Meeting.

Q:   Can I change my vote?

A:    Subject to any rules your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the 2024 Annual Meeting.

If you are the stockholder of record, you may change your vote: (i) by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method); (ii) by providing a written notice of revocation to Fortinet’s Corporate Secretary at Fortinet, Inc., 909 Kifer Road, Sunnyvale, California 94086 prior to your shares being voted; or (iii) by attending the 2024 Annual Meeting and voting virtually. Attending the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

If you are a beneficial owner of shares held in street name, you may change your vote (a) by submitting new voting instructions to your broker, trustee or nominee or (b) if you have obtained a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote your shares, by attending the 2024 Annual Meeting and voting virtually.

Q:   What should I do if I receive more than one set of voting materials?

A:    If you received more than one Notice, voting instruction card or set of proxy materials, your shares are registered in more than one name or brokerage account. Please follow the instructions on each Notice or voting instruction card that you receive to ensure that all of your shares are voted.

Q:   Is my vote confidential?

A:    Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Fortinet or to third parties, except: (i) as necessary to meet applicable legal requirements; (ii) to allow for the tabulation of votes and certification of the vote; and (iii) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to Fortinet management.

Q:   Who will serve as inspector of election?

A:    The inspector of election will be a representative of Computershare.

Q:   Where can I find the voting results of the 2024 Annual Meeting?

A:    We will announce preliminary voting results at the 2024 Annual Meeting. We will disclose final voting results in a Current Report on a Form 8-K filed with the SEC within four business days after the 2024 Annual Meeting.

Q:   Who will bear the cost of soliciting votes for the 2024 Annual Meeting?

A:    Fortinet will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners for their reasonable expenses in forwarding solicitation material to such beneficial owners. Our directors, officers and employees may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

Q:   What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A:    You may submit proposals, including nominations of director candidates, for consideration at future stockholder meetings.

For inclusion in Fortinet’s proxy materials — Stockholders may present proper proposals for inclusion in Fortinet’s proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to Fortinet’s Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2025 Annual Meeting, stockholder proposals must be received by Fortinet’s Corporate Secretary no later than December 27, 2024, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

To be brought before the annual meeting — In addition, Fortinet’s Amended and Restated Bylaws (our “Bylaws”) establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made (i) pursuant to our notice of meeting of stockholders, (ii) by or at the direction of the Board of Directors or a duly authorized committee thereof or (iii) by a stockholder who has delivered written notice to Fortinet’s Secretary within the Notice Period (as defined below) and complied with the other procedural requirements sets forth in our Bylaws and who was a stockholder of record at the time of such notice, as of the record date and at the time of the annual meeting. The notice must contain specified information about the nominees and about the stockholder proposing such nominations.

Our Bylaws also provide that the only business that may be conducted at an annual meeting is business that is (a) properly brought before the meeting pursuant to Fortinet’s proxy materials with respect to such meeting, (b) properly brought before the meeting by or at the direction of the Board of Directors or (c) properly brought before the meeting by a stockholder who has delivered written notice to Fortinet’s Corporate Secretary at its principal executive offices within the Notice Period and who was a stockholder at the time of such notice and as of the record date. The notice must contain specified information about the matters to be brought before such meeting and about the stockholder proposing such matters.

The “Notice Period” is defined as that period not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting. As a result, the Notice Period for the 2025 Annual Meeting will start on February 14, 2025 and end on March 16, 2025.

If a stockholder who has notified Fortinet of such stockholder’s intention to present a proposal at an annual meeting does not appear to present such stockholder’s proposal at such meeting, Fortinet need not present the proposal for vote at such meeting.

A copy of the full text of the bylaw provisions discussed above may be obtained by writing to Fortinet’s Corporate Secretary at our principal executive offices or by accessing Fortinet’s filings on the SEC’s website at www.sec.gov. All notices of proposals by stockholders, whether or not included in Fortinet’s proxy materials, should be sent to Fortinet’s Corporate Secretary at our principal executive offices.

Q:   How may I obtain a separate set of proxy materials or the 2023 Annual Report?

A:    If you share an address with another stockholder, each stockholder may not receive a separate copy of our proxy materials and 2023 Annual Report. Stockholders who do not receive a separate copy of our proxy materials and 2023 Annual Report and want to receive a separate copy may request to receive a separate copy of, or stockholders may request additional copies of, our proxy materials and 2023 Annual Report by calling (408) 235-7700 or by writing to Fortinet, Inc., 909 Kifer Road, Sunnyvale, California 94086, Attention: Investor Relations. Our 2023 Annual Report may also be obtained by accessing Fortinet’s filings on the SEC’s website at www.sec.gov. Stockholders who share an address and receive multiple copies of our proxy materials and 2023 Annual Report can also request to receive a single copy by following the instructions above.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

The Board of Directors currently consists of nine members, and our Restated Certificate of Incorporation (our “Restated Certificate”) provides that the entire Board of Directors will stand for election annually for one-year terms. Each director holds office until that director’s successor is duly elected and qualified. Our Bylaws permit the Board of Directors to establish by resolution the authorized number of directors, and nine directors are currently authorized.

Nominees

Nine candidates have been nominated for election as directors at the 2024 Annual Meeting for a one-year term expiring at the 2025 Annual Meeting. Upon recommendation of the Governance Committee of the Board of Directors (the “Governance Committee”), the Board of Directors has nominated Ken Xie, Michael Xie, Kenneth A. Goldman, Ming Hsieh, Jean Hu, William Neukom, Judith Sim, Admiral James Stavridis (Ret) and Mary Agnes “Maggie” Wilderotter for election as directors. Biographical information about each of the nominees is contained in the following section. A discussion of the qualifications, attributes and skills of each nominee that led the Board of Directors and the Governance Committee to the conclusion that such nominee should serve as a director has been added following each of the director and nominee biographies.

Each nominee has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. In the event any nominee is unable or declines to serve as a director at the time of the 2024 Annual Meeting, the proxies will be voted for any nominee who may be proposed by the Governance Committee and designated by the present Board of Directors to fill the vacancy.

If you sign your proxy card or voting instruction card or vote by telephone or over the internet but do not give instructions with respect to the voting of directors, your shares will be voted for the nine nominees recommended by the Board of Directors. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy or voting instruction card or when you vote by telephone or over the internet. If you do not give voting instructions to your broker, your broker will leave your shares unvoted on this matter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF
Ken Xie, Michael Xie, Kenneth a. goldman, Jean Hu, Ming Hsieh,
William Neukom, Judith Sim, ADMIRAL JAMES STAVRIDIS (Ret)
AMD Mary Agnes “Maggie” Wilderotter.

Information Regarding the Board of Directors and Director Nominees

The names of the members of the Board of Directors and our proposed director nominees, their respective ages, their positions with Fortinet (as applicable) and other biographical information as of March 31, 2024, are set forth below.

Messrs. Ken Xie and Michael Xie are brothers. There are no other family relationships among any of our directors or executive officers.

Name	Age	Position
Ken Xie	61	Chief Executive Officer, Chairman of the Board of Directors and Director Nominee
Michael Xie(4)****	55	President, Chief Technology Officer, Director and Director Nominee
Kenneth A. Goldman(1)(2)**	74	Director and Director Nominee
Ming Hsieh(1)(2)	68	Director and Director Nominee
Jean Hu(2)	60	Director and Director Nominee
William H. Neukom(3)(4)	82	Director and Director Nominee
Judith Sim(1)(3)(5)*	55	Lead Independent Director and Director Nominee
Admiral James Stavridis (Ret)(3)(4)***	69	Director and Director Nominee
Mary Agnes “Maggie” Wilderotter	69	Director and Director Nominee

________________________

(1)    Member of the Human Resources Committee.

(2)    Member of the Audit Committee.

(3)    Member of the Governance Committee.

(4)    Member of the Social Responsibility Committee.

(5)    Ms. Sim replaced Mr. Neukom as Lead Independent Director on April 19, 2024.

*       Chairperson of the Human Resources Committee.

**     Chairperson of the Audit Committee.

***   Chairperson of the Governance Committee.

**** Chairperson of the Social Responsibility Committee.

Ken Xie has served as our Chief Executive Officer and a member of the Board of Directors since he co-founded Fortinet in October 2000. He previously served as our President until November 2013. Prior to co-founding Fortinet, Mr. Ken Xie was the Founder, President and Chief Executive Officer of NetScreen Technologies, Inc., a provider of network security products, which was acquired by Juniper Networks, Inc. in April 2004. Additionally, Mr. Ken Xie was Chief Executive Officer of Systems Integration Solutions, Inc., a talent services firm that specializes in delivering technology solutions, and is a member of the National Academy of Engineering. In addition to the Board of Directors, Mr. Ken Xie has served on the board of directors of TeleNav, Inc., a wireless location-based services corporation, since July 2012. Mr. Ken Xie received a B.S. and an M.S. in electrical engineering from Tsinghua University in China and an M.S. in electrical engineering from Stanford University.

Mr. Ken Xie has more than 25 years of technical and management experience in the networking and security industries, which includes his roles as a founder of Fortinet, NetScreen and SIS and as President and Chief Executive Officer of each of the foregoing companies. The Board of Directors also believes Mr. Ken Xie provides valuable perspective and experience as a co-founder of Fortinet and one of its largest stockholders.

Michael Xie has served as our President and Chief Technology Officer since November 2013 and as a member of the Board of Directors since February 2001. He previously served as our Vice President of Engineering and Chief Technology Officer after co-founding Fortinet in October 2000. Prior to co-founding Fortinet, he held positions as Vice President of Engineering for ServGate Technologies, Inc., a network security provider that was acquired by Amarium Technologies, Inc. in April 2006, Software Director and Architect for

NetScreen and Senior Software Engineer for Milkyway Networks Corporation, a network security solutions provider. Mr. Michael Xie has an M.S. in electrical engineering from the University of Manitoba in Canada, as well as a B.S. and an M.S. in automobile engineering from Tsinghua University in China.

Mr. Michael Xie has more than 20 years of technical and operational experience in the network security industry, which includes positions as the President and Chief Technology Officer of Fortinet, the Vice President of Engineering of ServGate and the Software Director and Architect of NetScreen. The Board of Directors believes that Mr. Michael Xie’s deep technical knowledge is invaluable in developing and improving Fortinet’s technology and network security products. The Board of Directors also believes Mr. Michael Xie provides valuable perspective and experience as a co-founder of Fortinet and one of its largest stockholders.

Kenneth A. Goldman has served as a member of the Board of Directors since October 2020. Mr. Goldman has served as the President of Hillspire LLC, a family office management company, since September 2017. From October 2012 to June 2017, Mr. Goldman served as the Chief Financial Officer of Yahoo! Inc., a provider of internet content and services. Prior to this, Mr. Goldman was our Senior Vice President and Chief Financial Officer from September 2007 to October 2012. From January 2015 to December 2017, Mr. Goldman served as a member of the PCAOB, Standing Advisory Group. Mr. Goldman currently serves as a member of the PCAOB, Investor Advisory Group. From December 1999 to December 2003, Mr. Goldman served on the Financial Accounting Standards Board’s primary advisory group. Mr. Goldman currently serves on the boards of directors of GoPro, Inc., a company that designs, develops and markets cameras, mounts, and accessories, RingCentral, Inc., a provider of cloud-based communication and collaboration products and services, and Zuora, Inc., an enterprise software company. Mr. Goldman is also on the board of directors of the Value Reporting Foundation (“VRF”), which is responsible for the financing, oversight, administration and appointment of the VRF Standard Board. Mr. Goldman holds a B.S. in Electrical Engineering from Cornell University and an M.B.A. from Harvard Business School.

Mr. Goldman has developed expertise in finance, including accounting and financial reporting, as a Chief Financial Officer of Yahoo! Inc. and in other finance roles, and has career experience managing human resources and legal functions. Mr. Goldman also has over ten years of outside board experience at the aforementioned companies and numerous other public and private companies.

Ming Hsieh has served as a member of the Board of Directors since April 2013. Mr. Hsieh has served as the Chairman and Chief Executive Officer of Fulgent Therapeutics Inc., a cancer drug research and development company, since September 2012. From October 2010 to June 2012, Mr. Hsieh served as the President of 3M Cogent, Inc., a provider of global biometric identification solutions, following the acquisition of Cogent, Inc. by 3M Company in 2010. Prior to the acquisition, Mr. Hsieh served as the Chief Executive Officer, President and Chairman of the board of directors of Cogent since founding Cogent in 1990. Prior to that, Mr. Hsieh was a research and development engineer at International Rectifier Corporation, a manufacturer of semiconductors, from 1985 to 1987. Mr. Hsieh received a B.S.E.E. from the University of Southern California in 1983 and an M.S.E.E. from University of Southern California in 1984.

Mr. Hsieh has leadership, operational and executive experience by serving as Chief Executive Officer, President and Chairman of the board of directors of Cogent.

Jean Hu has served as a member of the Board of Directors since October 2019. Since January 2023, Ms. Hu has served as Executive Vice President and Chief Financial Officer of Advance Micro Devices, Inc., a semiconductor company. Prior to AMD, Ms. Hu served as Executive Vice President and Chief Financial Officer of Marvell Technology Group Ltd., a semiconductor company, from August 2016 to January 2023. Ms. Hu served as Senior Vice President and Chief Financial Officer of Qlogic Corporation, a network server and storage networking company, from April 2011 to August 2016, and as acting Chief Executive Officer of Qlogic from May 2013 to February 2014 and from August 2015 to August 2016. From 2004 to 2011, Ms. Hu served in various senior positions at Conexant Systems, Inc., a semiconductor company, including as Chief Financial Officer and Senior Vice President, Business Development from December 2008 to April 2011 and as Treasurer from June 2009 until April 2011. Ms. Hu holds a B.S. in Chemical Engineering from Beijing University of Chemical Engineering and a Ph.D. in Economics from Claremont Graduate University.

Ms. Hu has extensive experience in the management of technology companies from her positions at AMD, Marvell and Qlogic, and expertise in corporate financing, accounting and financial reporting.

William H. Neukom has served as a member of the Board of Directors since January 2013 and served as our Lead Independent Director from April 2018 until April 2024. Mr. Neukom was previously the lead lawyer for Microsoft Corporation, a multinational technology corporation, for nearly 25 years, managing its legal, government affairs and philanthropic activities. He retired from Microsoft as its Executive Vice President of Law and Corporate Affairs in 2002, when he returned to Preston, Gates & Ellis LLP and served as the firm’s chairman from 2003 until its merger with Kirkpatrick & Lockhart Nicholson Graham LLP in 2007. He is a retired partner in the Seattle office of the international law firm K&L Gates LLP and is a lecturer at Stanford Law School, where he teaches a seminar on the rule of law. He is a member of the Dean’s Council at Stanford Law School and was its chair from 2012 to 2015. Mr. Neukom was the Chief Executive Officer of the San Francisco Giants major league baseball team from 2008 to 2011, and served as its Chairman Emeritus during 2012. He is a trustee emeritus of Dartmouth College, having served as chair of the board from 2004 to 2007, and was President of the American Bar Association from 2007 to 2008, and was awarded the ABA Medal in 2020. Mr. Neukom is the Cofounder and President of the World Justice Project, an organization devoted to promoting the rule of law throughout the world. Mr. Neukom also serves on the board of several not-for-profit organizations. Mr. Neukom earned an A.B. from Dartmouth College and an LL.B. from Stanford University.

Mr. Neukom has business leadership, operational, legal and executive experience as a result of his service as Managing General Partner and Chief Executive Officer of San Francisco Baseball Associates L.P., an operator and promoter of professional and semiprofessional athletic clubs and events and owner of the San Francisco Giants, as President of the American Bar Association, as a partner at an international law firm and as the Executive Vice President of Law and Corporate Affairs for Microsoft. The Board of Directors believes that Mr. Neukom, with his experience with the technology industry and his expertise in legal, governance and compliance matters, brings a unique and valuable perspective to the Board of Directors.

Judith Sim has served as a member of the Board of Directors since June 2015 and has served as our Lead Independent Director since April 2024. Ms. Sim previously held various customer-related and marketing positions at Oracle Corporation, multinational computer technology company providing cloud applications and cloud platform services, from 1991 to April 2020, including as its Chief Marketing Officer from 2005 to April 2020. Ms. Sim received a B.S. in dietetics from the University of California at Davis.

Ms. Sim has leadership and executive experience from her position as head of marketing programs at Oracle, including experience in field marketing, corporate communications, global customer programs, advertising, campaigns, events and corporate branding.

Admiral James Stavridis (Ret), USN, PhD has served as a member of the Board of Directors since October 2021. Admiral Stavridis (Ret) spent 37 years in the U.S. Navy, rising to the rank of 4-star Admiral. Among Admiral Stavridis’ (Ret) many commands were four years as the 16th Supreme Allied Commander of NATO, leading the NATO Alliance in global operations and where his responsibilities included cybersecurity. He was the longest serving Combatant Commander in recent U.S. history. In the course of his Navy career, Admiral Stavridis (Ret) served as senior military assistant to the Secretary of the Navy and the Secretary of Defense. He led the Navy’s premier operational think tank for innovation, Deep Blue. Following his military career, Admiral Stavridis (Ret) served for five years as the 12th Dean of The Fletcher School of Law and Diplomacy at Tufts University. While Dean, he created a blended master’s degree in cyber and international relations at Tufts. He is a nationally recognized cybersecurity expert and routinely teaches on cyber challenges and offers insights via speaking appearances. He is currently Managing Director and Vice Chairman, Global Affairs of The Carlyle Group, a multinational private equity, alternative asset management and financial services corporation, and is Chair of the Board of Trustees of the Rockefeller Foundation, an American private foundation and philanthropic medical research and arts funding organization. Admiral Stavridis (Ret) attended the U.S. Naval Academy at Annapolis and earned a PhD in international relations from The Fletcher School at Tufts University.

Admiral Stavridis (Ret) has extensive government and leadership experience as a result of his military service. The Board of Directors believes that Admiral Stavridis (Ret), with his experience with NATO and his expertise governance matters, brings a unique and valuable perspective to the Board of Directors.

Mary Agnes “Maggie” Wilderotter has served as a member of the Board of Directors since April 2024. Ms. Wilderotter currently serves as the Chairman and Chief Executive Officer of Wilderotter Vineyards, a winery located in Plymouth, California, serves on the public boards of Costco Wholesale Corp., membership warehouse club, and Sana Biotechnologies, Inc., a biotechnology company creating and delivering cell and gene therapies, and is chair of the Board of Directors at DocuSign, Inc, a cloud-based digital transaction administration platform, at which she served as interim Chief Executive Officer from June 2022 to September 2022. She serves on the private boards of Tanium Inc, privately held cybersecurity and systems management company and Sonoma Biotherapeutics Inc, a clinical-stage biotechnology company developing engineered regulatory T cell therapies. She is also a senior advisor to a number of companies including Accenture Public Limited Company, a professional services company, Okta, Inc., an identity and access management company, Blackstone Inc., an alternative asset management company, Atairos Management LP, an independent strategic investment company, Bank of America Corporation, a multinational investment bank and financial services holding company, American Century Companies, Inc., a privately controlled and independent investment management firm, Garden City Equity, a private equity firm headquartered in Atlanta, GA, Celonis GmbH, a data processing company offering software as a service to improve business processes, and Sixth Street Partners, LLC, a global investment firm. Ms. Wilderotter was Chief Executive Officer of The Grand Reserve Inn, a five-star luxury resort, for seven years and before that, she was Chief Executive Officer of Frontier Communications Parent, Inc., an American telecommunications company, from 2004 through 2015, and then Executive Chairman of Frontier Communications until 2016. Ms. Wilderotter was previously a director of Xerox Holdings Corporation, a document management technology and services enterprise, DreamWorks Animation LLC, an American entertainment company producing animated feature films, Cadence Design Systems, Inc., a computational software company delivering hardware, software and IP for electronic design, Hewlett Packard Enterprise Company, an information technology company, The Procter & Gamble Company, a consumer goods company, and Lyft, Inc, a ride-sharing company.

Ms. Wilderotter previously served as the Chief Executive Officer of Wink Communications Inc., a video production company that creates, organizes and prepares video content for online distribution, from 1997 to 2002. From 2002 to 2004, Ms. Wilderotter also served as Senior Vice President of Global Business Strategy at Microsoft Corporation, a multinational technology corporation. Ms. Wilderotter has also served in various leadership capacities, including as Executive Vice President of National Operations for AT&T Communications Services International Inc., Chief Executive Officer of AT&T’s Aviation Communications Division, and as Senior Vice president of McCaw Cellular Communications, an American communication service company.

Ms. Wilderotter previously served on the President’s National Security Telecommunications Advisory Committee as both Vice Chairman and Chairman during her four-year tenure, which ended in 2014. She also served until 2017 on a special commission responsible for a recommendation report to the U.S. president on enhancing national cybersecurity. Ms. Wilderotter received her Bachelor’s Degree in economics from the College of the Holy Cross, and also holds an Honorary Doctor of Engineering degree from the Stevens Institute of Technology and an Honorary Doctor of Laws degree from the University of Rochester.

Ms. Wilderotter has developed extensive knowledge and experience during her service on the boards of over 35 public companies in her career, and her broad-ranging corporate experiences, including senior leadership positions, in the areas of telecommunications, retail, media, healthcare and technology.

Director Expertise and Experience

The Board of Directors is comprised of a diverse mix of directors with complementary expertise and experience, as summarized in the table below. Our directors may also have limited expertise and experience in addition to what is reflected in the “Number of Directors” column below.

Summary of Expertise, Experience or Attribute	Ken Xie	Michael Xie	Kenneth A. Goldman	Ming Hsieh	Jean Hu	William H. Neukom	Judith Sim	Admiral James Stavridis (Ret)	Mary Agnes “Maggie” Wilderotter	Number of Directors
Cybersecurity Extensive knowledge of corporate and global issues related to cybersecurity challenges within private and public organizations.	🗸	🗸						🗸		3 of 9

Technology and Product Development
Significant background working in the technology industry, including government sectors, and in management of technology companies; experience in product development, including engineering and design.

	🗸	🗸	🗸	🗸	🗸	🗸	🗸	🗸	🗸	9 of 9
Leadership Extensive executive, director or management experience from leadership and governance roles in corporations, government or public organizations.	🗸	🗸	🗸	🗸	🗸	🗸	🗸	🗸	🗸	9 of 9

Public Service and Legal
Dedication to public service through leadership of government, non-governmental organizations and not-for-profit institutions; extensive experience in legal and compliance matters.

	🗸		🗸			🗸		🗸	🗸	5 of 9
Finance Leadership of a financial firm or management of the finance function of an enterprise, resulting in financial proficiency and expertise.			🗸		🗸				🗸	3 of 9
Sales and Marketing Experience in sales or marketing, and leadership of corporate sales or marketing functions.							🗸		🗸	2 of 9

Board Diversity Matrix

We believe that representation of gender, ethnic, geographic, cultural or other perspectives expands the Board of Directors’ understanding of the needs and viewpoints of our customers, partners, employees and other stakeholders. The following matrix discloses the gender and demographic backgrounds of our directors, as self-identified by its members in accordance with Nasdaq Listing Rule 5606.

As of the 2024 Annual Meeting:

	Ken Xie	Michael Xie	Kenneth A. Goldman	Ming Hsieh	Jean Hu	William H. Neukom	Judith Sim	Admiral James Stavridis (Ret)	Mary Agnes “Maggie” Wilderotter	Number of Directors
Part I: Gender Identity
Female					🗸		🗸		🗸	3 of 9
Male	🗸	🗸	🗸	🗸		🗸		🗸		6 of 9
Non-Binary										0 of 9
Did Not Disclose Gender										0 of 9
Part II: Demographic Background
African American or Black										0 of 9
Alaskan Native of Native American										0 of 9
Asian	🗸	🗸		🗸	🗸		🗸			5 of 9
Hispanic or Latinx										0 of 9
Native Hawaiian or Pacific Islander										0 of 9
White			🗸			🗸		🗸	🗸	4 of 9
Two or more Races or Ethnicities										0 of 9
LGBTQ+										0 of 9
Military Veteran								🗸		1 of 9
Did Not Disclose Demographic Background										0 of 9

As of the 2023 Annual Meeting:

	Ken Xie	Michael Xie	Kenneth A. Goldman	Ming Hsieh	Jean Hu	William H. Neukom	Judith Sim	Admiral James Stavridis (Ret)	Number of Directors
Part I: Gender Identity
Female					🗸		🗸		2 of 8
Male	🗸	🗸	🗸	🗸		🗸		🗸	6 of 8
Non-Binary									0 of 8
Did Not Disclose Gender									0 of 8
Part II: Demographic Background
African American or Black									0 of 8
Alaskan Native of Native American									0 of 8
Asian	🗸	🗸		🗸	🗸		🗸		5 of 8
Hispanic or Latinx									0 of 8
Native Hawaiian or Pacific Islander									0 of 8
White			🗸			🗸		🗸	3 of 8
Two or more Races or Ethnicities									0 of 8
LGBTQ+									0 of 8
Military Veteran								🗸	1 of 8
Did Not Disclose Demographic Background									0 of 8

Director Tenure and Age Distribution

We also believe that our current Board of Directors composition represents an effective balance with respect to director tenure and age. Recent director additions provide the Board of Directors with fresh perspectives and diverse experiences, while directors with longer tenure provide continuity and valuable insight into our business and strategy. The following tables provide information regarding the current tenure and age distribution of the Board of Directors (as of March 31, 2024, and including Ms. Wilderotter who was appointed to the Board of Directors on February 16, 2024, effective April 19, 2024).

Tenure	Number of Directors	Age	Number of Directors
More than 10 years	4	70+ years	2
6 – 10 years	1	61 – 70 years	4
0 – 5 years	4	45 – 60 years	3

Board Evaluations

The Board of Directors is committed to a robust self-evaluation process designed for continuous improvement. To achieve this, the Board of Directors conducts an annual self-evaluation for itself and its committees. As part of this process, each member of the Board of Directors completes a survey conducted by a third-party consulting firm to provide feedback and/or individually meets with the consulting firm to discuss, the processes, structure, composition and effectiveness of the Board of the Directors. The evaluation process is designed to help the Board of Directors assess the performance of the Board of Directors and its committees, their own individual performance and the individual performances of fellow directors. The third-party consulting firm also collects feedback on the Board of Directors as a whole and each individual director from key members of management. The feedback received from the Board of Directors and management is shared first with the Governance Committee, and then made available to the individual directors and the full Board of Directors.

The Board of Directors evaluation process is used:

•        by the Board of Directors and the Governance Committee to assess the current composition of the Board of Directors and its committees and make recommendations for the qualifications, expertise and characteristics we should seek in identifying potential new directors;

•        by the Board of Directors and the Governance Committee to identify the strengths and areas of opportunity of each member of the Board of Directors, the Board as a whole and each committee;

•        by the Board of Directors to provide insight into how the Board as a whole, each committee and each member of the Board of Directors can be most valuable;

•        to improve agenda topics of the Board of Directors and its committees so that information they receive enables them to effectively address the issues they consider most critical; and

•        by the Governance Committee as part of its annual review of each director’s performance when considering whether to recommend the nomination of the director for re-election to the Board of Directors.

See “Corporate Governance” and “Executive Compensation — Compensation of Directors” for additional information regarding the Board of Directors.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee of the Board of Directors (the “Audit Committee”) has selected Deloitte & Touche LLP as Fortinet’s independent registered public accounting firm to audit the financial statements of Fortinet for the fiscal year ending December 31, 2024, which will include an audit of the effectiveness of Fortinet’s internal control over financial reporting. A representative of Deloitte & Touche LLP is expected to be present at the 2024 Annual Meeting, will have the opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions.

If the appointment is not ratified, the Audit Committee will consider whether it should select other independent auditors. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm as Fortinet’s independent auditors at any time during the year if the Audit Committee determines that such a change would be in Fortinet’s and its stockholders’ best interests.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS FORTINET’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

Principal Accounting Fees and Services

The following table presents fees billed for professional audit services and other services rendered to Fortinet by Deloitte & Touche LLP for the years ended December 31, 2023 and December 31, 2022.

	2023	2022
Audit Fees(1)	$5,245,637	$4,717,260
Tax Fees(2)	922,173	602,286
All Other Fees(3)	1,895	1,895
Total	$6,169,705	$5,321,441

________________________

(1)   Audit Fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, audit of our internal control over financial reporting, the review of our quarterly consolidated financial statements and audit services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings for those fiscal years.

(2)   Tax Fees consist of fees for services related to federal and state income tax compliance, transfer pricing review, reports related to research and development credits, country-by-country reporting, the Foreign Derived Intangible Income and routine tax consulting.

(3)   All Other Fees consist of products and services provided by Deloitte & Touche LLP that are not included in the service categories reported above.

Approval of Audit and Non-Audit Services

Pursuant to its charter, the Audit Committee is required to (i) review and approve, in advance, the scope and plans for all audits and audit fees and (ii) approve, in advance, all non-audit services to be performed by our independent auditor that are not otherwise prohibited by law and any associated fees.

All Deloitte & Touche LLP services and fees in 2023 and 2022 were approved by the Audit Committee.

PROPOSAL THREE

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

As required by Section 14A of the Exchange Act and the corresponding rules of the SEC, Fortinet is seeking stockholder approval, on an advisory and non-binding basis, of the compensation of our named executive officers as disclosed in accordance with the SEC’s rules in the “Executive Compensation” section of this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer but rather the overall compensation of all of our named executive officers and the compensation philosophy, policies and practices described in this Proxy Statement.

The say-on-pay vote is advisory, and therefore not binding on Fortinet, the Human Resources Committee of the Board of Directors (the “Human Resources Committee”) or the Board of Directors. Following the 2024 Annual Meeting, the next such non-binding advisory vote to approve our named executive officers’ compensation as a whole is scheduled to occur at the 2025 Annual Meeting.

The Board of Directors and the Human Resources Committee value the opinions of our stockholders and the say-on-pay vote provides information to us regarding stockholder sentiment about our executive compensation philosophy, policies and practices, which the Human Resources Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. To the extent there is any significant vote against the compensation of our named executive officers as disclosed in this Proxy Statement, we will consider our stockholders’ concerns, and the Human Resources Committee will evaluate whether any actions are necessary to address those concerns. We believe that the information we have provided in the “Executive Compensation” section of this Proxy Statement, and in particular the information discussed in “Executive Compensation — Compensation Discussion and Analysis,” demonstrates that our executive compensation program was designed appropriately and is working to ensure our executive officers’ interests are aligned with our stockholders’ interests. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the 2024 Annual Meeting:

“RESOLVED, that Fortinet’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Fortinet’s Proxy Statement for the 2024 Annual Meeting pursuant to the Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion and the other related disclosure.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

CORPORATE SOCIAL RESPONSIBILITY

We believe that our corporate vision — a digital world you can always trust — is essential to achieving just and sustainable societies, and that it is our responsibility to deliver on that vision by addressing cybersecurity risks to society, diversifying cybersecurity talent, representing the interests of the environment and promoting responsible business across our value chain. These responsibilities drive our CSR practices.

Our commitment to CSR starts at the highest level with the Social Responsibility Committee, which the Board of Directors established on its own initiative in 2021 to ensure proper focus on, and provide proper oversight of, our CSR strategy, initiatives and execution. Our senior leadership sponsors and helps oversee the integration of our CSR priorities broadly throughout our business operations, and our Global Head of Sustainability manages a team and chairs an internal cross-functional employee CSR Committee to define our CSR strategy and lead execution. We believe having oversight at the level of a committee of the Board of Directors reinforces the importance of CSR practices in our business and helps steer our CSR performance.

Our objective is to promote long-term value for our stakeholders, including customers, partners, suppliers, employees, stockholders and communities. Our sustainability strategy, which is based on a formal materiality assessment conducted in 2021 with outside experts, is informed as follows:

Addressing Cybersecurity Risks to Society	Growing an Inclusive Cybersecurity Workforce	Promoting Responsible Business	Respecting the Environment

We believe that ensuring the digital security and privacy of individuals and organizations enables digital progress, and we strive to create value through security innovation, expertise, research and cooperation.

We are committed to building an inclusive, equitable and diverse workforce within our organization and across the industry to help empower individuals to reach their full potential.

We are committed to doing business ethically and in compliance with all laws. Our corporate governance practices aim to ensure accountability to meet our responsibilities across our entire value chain.

We are focused on addressing the climate change impacts and minimizing the environmental footprint of our solutions, operations and our broader value chain.
Priority issues: Innovating for a Safe Internet; Disrupting Cybercrime	Priority issues: Diversity, Equity & Inclusion; Cybersecurity Skills Gap	Priority issues: Business Ethics & Responsible Product Use; Information Security & Privacy	Priority issues: Product Environmental Impacts; Climate Change

For each of our defined CSR priorities we have developed roadmaps and engaged relevant business units in the implementation process. We are focused on continuously improving our sustainability efforts and further aligning with global reporting frameworks. We publish our sustainability report on an annual basis, and actively participate in sustainability assessments from rating agencies. In 2023, we were named a member of the Dow Jones Sustainability World and North American Indices for the second consecutive year, demonstrating the continued progress we have made on our sustainability journey.

In April 2024, we published our sustainability report, which presents a balanced account of our 2023 sustainability performance and progress across our most material priority areas. The report references Global Reporting Initiative standards, Sustainability Accounting Standards Board standards, the Task Force on Climate-Related Financial Disclosures framework and United Nations Sustainable Development Goals.

We engage with key internal and external stakeholders to help refine our CSR practices. Below are specific areas that we know are of particular importance to many of our stockholders based on the feedback received.

Environment

We recognize that environmental considerations such as climate change, resource scarcity and the energy crisis are top priorities for the future of our planet. We are committed to helping address climate change impacts and minimizing the environmental footprint of our solutions, operations and our broader value chain. A significant part of our core business mission is to consolidate security functionalities and networking functionalities in a way that is more energy efficient. We continue to combine innovation with environmental sustainability to reduce the use of energy, cooling and space required for our solutions, thereby helping our customers minimize power consumption and greenhouse gas emissions. We also ensure that our products comply with global product environmental compliance directives and regulations.

We are engaged on a decarbonization path to reach net zero for our Scope 1 and Scope 2 emissions by 2030 which includes ensuring 100% renewable energy use in our owned facilities, and formally signed on to the SBTi commitment in September 2022. We disclose our greenhouse gas emissions across all scopes as part of our annual sustainability report. In 2023, we obtained the ISO14001 certification for our largest company-owned warehouse in Union City, California, and have continued to be a leader on energy efficiency with the launch of our SP5 ASIC and our FortiGate-90G model. We submitted our survey on environment to CDP, which is a not-for-profit organization that runs the global disclosure system for companies to manage their environmental impacts.

Social

We are committed to building an inclusive, equitable and diverse workforce within our organization and across the security industry to help empower individuals to reach their full potential. We continue to focus on skilling, upskilling and reskilling individuals and are on track to reach our goal of training one million people in cybersecurity by 2026 with over 430,000 individuals trained as of the end of 2023. As part of our Education Outreach Program, which focuses on creating a more diverse cybersecurity talent pool, we launched the Veterans Program Advisory Council to help build on the Veterans Program’s success in providing more cybersecurity training pathways for military veterans across the United States, the United Kingdom, Canada, Australia and New Zealand. We offered our Security Awareness Curriculum at no cost to primary and secondary schools across the same countries. We continued to expand partnerships with educational institutions and now have over 650 Authorized Academic Partners in 99 countries or territories across the world. Internally, we continue to foster a culture of diversity and inclusion through our Diversity, Equity and Inclusion (“DEI”) Council, which meets quarterly, Employee Resource Groups and various campaigns and activities that engage our broader workforce.

Our governance on DEI starts at the highest level with the Human Resources Committee, which has oversight of DEI-related matters. At the corporate level, a global DEI Organizing Committee and DEI Council are in place to provide a shared direction and commitment to recruiting and valuing a diverse workforce, fostering a culture of teamwork and openness and building a more inclusive workplace.

We are committed to transparency and disclosure through the reporting of multiple 2023 diversity metrics on our workforce relative to gender, ethnicity and age, and published our EEO-1 report.

Governance

We are focused on good governance and ethical practices throughout our business. The Board of Directors frequently reviews our governance practices to ensure that they are appropriate and reflect the maturity of our company.

To promote ethical business practices across our value chain, we have adopted and regularly review policies that set out a Business Code of Conduct for all employees, partners, suppliers and vendors, and have trainings and controls in place. In 2023, we established a risk management committee and steering committee to further enhance our anti-corruption program and we employ a thorough screening process for partners and suppliers, including continuous monitoring in high-risk zones, and resolution process for risk mitigation.

As part of our engagement with stockholders, we regularly evaluate our corporate governance structure and practices, and have implemented the following measures, among others: adopted a majority voting standard for uncontested elections of directors; removed supermajority voting requirements in our certificate of incorporation and bylaws; allowed stockholders to call special meetings of our stockholders; declassified our Board of Directors; implemented proxy access; and implemented stock ownership guidelines with respect to our non-employee directors. As noted above, based on feedback from our stockholders, the Board of Directors supports the approval of a majority voting proposal as discussed in this Proxy Statement.

For more information regarding Fortinet’s CSR approach and ESG initiatives, please visit our website at https://www.fortinet.com/csr or read our 2023 Sustainability report:
https://www.fortinet.com/corporate/about-us/corporate-social-responsibility/sustainability-report. The information contained in our 2023 Sustainability Report is not intended to be incorporated into this Proxy Statement.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines to establish the corporate governance policies which provide a structure within which the Board of Directors and management can effectively pursue Fortinet’s objectives for the benefit of our stockholders. The Corporate Governance Guidelines are available on Fortinet’s website at investor.fortinet.com/corporate-governance-0.

Code of Business Conduct and Ethics

The Board of Directors sets high standards for Fortinet’s employees, officers and directors. Fortinet is committed to establishing an operating framework that exercises appropriate oversight of responsibilities at all levels throughout Fortinet and managing its affairs consistently with high principles of business ethics. Accordingly, Fortinet has adopted a Code of Business Conduct and Ethics, which is applicable to our and our subsidiaries’ directors, officers and employees.

The Code of Business Conduct and Ethics is available on Fortinet’s website at investor.fortinet.com/corporate-governance-0. Fortinet will disclose on its website any amendments to, or waivers of, the Code of Business Conduct and Ethics that are required to be disclosed by the rules of the SEC or Nasdaq.

Human Capital Management

Our employees are the foundation of our innovation and cybersecurity leadership for the benefit of our customers. We understand there is a shortage of highly skilled employees for security companies like ours, and we believe that our success and competitive advantage depends largely on our ability to continue to attract and retain highly skilled employees with diverse backgrounds and experiences. We believe we offer fair, competitive compensation and benefits, and we encourage a culture of fairness and meritocracy. Our compensation programs for our employees include base pay, incentive compensation, opportunities for equity ownership where local statutes allow and employee benefits that promote well-being across different aspects of our employees’ lives, which may include health and welfare insurance, retirement benefits and paid time off.

As a global company, much of our success is rooted in the diversity of our teams and our commitment to DEI. Such commitment starts at the top, with a highly skilled and diverse board of directors. As of December 31, 2023, women represented 25% of the members of the Board of Directors (which increased to 33% following Ms. Wilderotter’s appointment to the Board of Directors in April 2024), and approximately 50% of the members of the Board of Directors was from underrepresented communities. We value diversity at all levels and continue to focus on enhancing our DEI initiatives across our workforce.

We are also committed to community engagement and social responsibility with regards to our employees and beyond, and the Board of Directors has active oversight of such initiatives. Examples of our initiatives focused on our employees include our company matching program for employee charitable contributions and the free security training programs we offer to help with career development for our employees, in addition to the general public.

Our culture is defined by our commitment to ethics and integrity. We reinforce our ethical “tone at the top” through clear policies including our Code of Business Conduct and Ethics, regular compliance training for our employees, quarterly meetings of our cross-functional Ethics Committee, clear messaging from our executives, enforcement of company policies and oversight by the Board of Directors. In addition, our Chief Executive Officer, Chief Operating Officer, and other executives regularly communicates the importance of Fortinet’s core values of openness, teamwork and innovation.

We are committed to providing our employees a safe and healthy work environment. We sponsor a global wellness program designed to enhance physical, financial and mental wellbeing for all our employees around the world. Throughout the year, we encourage healthy behaviors through communications, educational sessions, wellness challenges and other incentives.

Majority Voting Standard for Director Elections and Director Resignation Policy

Our Bylaws provide for a majority voting standard for uncontested elections of directors and require that stockholder director nominations include a written statement as to whether the nominee intends to tender an irrevocable resignation upon such nominee’s election or re-election. The majority voting standard provides that, in uncontested director elections, a director nominee will be elected only if the number of votes cast FOR the nominee exceeds the number of votes cast AGAINST the nominee. In addition, our Corporate Governance Guidelines address, among other provisions, the “holdover” director situation under the Delaware General Corporation Law (pursuant to which a director remains on the board of directors until such director’s successor is elected and qualified), by requiring each incumbent nominee to submit an irrevocable contingent resignation letter prior to the annual meeting of stockholders in which such election is to take place. Such resignation becomes effective only upon (i) such nominee’s failure to receive the requisite number of votes for re-election at any future meeting at which such person would face re-election and (ii) the Board of Directors’ acceptance of such resignation. If the nominee does not receive the requisite number of votes for re-election, the Governance Committee will make a recommendation to the Board of Directors as to whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results.

Director Independence

The Board of Directors has determined that, with the exception of Messrs. Ken Xie and Michael Xie, who are employees of Fortinet, all of the current members of the Board of Directors and nominees for director are “independent directors” as that term is defined in Nasdaq’s listing standards.

Board Meetings and Committees

During 2023, the Board of Directors held six meetings and acted by unanimous written consent two times. Each director attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings held by all committees of the Board of Directors on which such director served during the past fiscal year. The Board of Directors has four standing committees: the Audit Committee, the Human Resources Committee, the Governance Committee and the Social Responsibility Committee.

Audit Committee

The Audit Committee is currently comprised of Messrs. Goldman and Hsieh and Ms. Hu, each of whom is “independent” as such term is defined for audit committee members by the listing standards of Nasdaq and the rules of the SEC. Mr. Goldman is the Chairperson of the Audit Committee. The Board of Directors has determined that each of Ms. Hu and Mr. Goldman is an “audit committee financial expert,” as defined in the rules of the SEC.

The Audit Committee is responsible for, among other things:

•        selecting and hiring our independent auditors, and approving the audit and non-audit services to be performed by our independent auditors;

•        evaluating the qualifications, performance and independence of our independent auditors;

•        monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements;

•        reviewing the adequacy and effectiveness of our internal control policies and procedures;

•  discussing the scope and results of the audit with the independent auditors and reviewing with management and the independent auditors our interim and year-end operating results;

•  preparing the Audit Committee Report that the SEC requires in our annual proxy statement;

•        reviewing and overseeing related-person transactions; and

•        reviewing and managing cybersecurity and other information technology risks, controls and procedures.

The Audit Committee held 12 meetings and acted by unanimous written consent one time during 2023. The Audit Committee has adopted a written charter approved by the Board of Directors, which is available on Fortinet’s website at investor.fortinet.com/corporate-governance-0.

The Audit Committee Report is included in this Proxy Statement on page 63.

Human Resources Committee

The Human Resources Committee is currently comprised of Ms. Sim and Messrs. Hsieh and Goldman, each of whom qualifies as an independent director under the listing standards of Nasdaq. Ms. Sim is the Chairperson of the Human Resources Committee.

The Human Resources Committee is responsible for, among other things:

•        providing oversight of our organization and human resources activities, including culture and ethics matters and diversity, equity and inclusion initiatives;

•        providing oversight of our employee and executive compensation policies, plans and benefits programs, and overall compensation philosophy;

•        reviewing and approving for our executive officers: their annual base salary, annual incentive bonus, equity compensation and other benefits, compensation or arrangements;

•        reviewing and recommending compensation goals and objectives, and bonus and stock compensation criteria for our executive officers;

•        preparing the Human Resources Committee Report that the SEC requires to be included in our annual proxy statement; and

•        administering our equity compensation plans.

See “Executive Compensation — Compensation Discussion and Analysis” and “Executive Compensation — Compensation of Directors” for a description of Fortinet’s processes and procedures for the consideration and determination of executive officer and director compensation.

The Human Resources Committee held four meetings and acted by unanimous written consent two times during 2023. The Human Resources Committee has adopted a written charter approved by the Board of Directors, which is available on Fortinet’s website at investor.fortinet.com/corporate-governance-0.

The Human Resources Committee Report is included in this Proxy Statement on page 44.

Governance Committee

The Governance Committee is currently comprised of Admiral Stavridis (Ret), Mr. Neukom and Ms. Sim, each of whom qualifies as an independent director under the listing standards of Nasdaq. Admiral Stavridis (Ret) is the Chairperson of the Governance Committee.

The Governance Committee is responsible for, among other things:

•        advising the Board of Directors and our officers on corporate governance matters;

•  overseeing the evaluation of the Board of Directors;

•  reviewing developments in corporate governance practices and developing and recommending corporate governance guidelines and other policies;

•        assisting the Board of Directors in identifying prospective director nominees and recommending nominees for each annual meeting of stockholders to the Board of Directors; and

•        recommending members for each committee of the Board of Directors.

The Governance Committee will consider recommendations of candidates for the Board of Directors submitted by stockholders of Fortinet; see “Process for Recommending Candidates for Election to the Board of Directors” below.

The Governance Committee held five meetings during 2023 and acted by unanimous written consent one time during 2023. The Governance Committee has adopted a written charter approved by the Board of Directors, which is available on Fortinet’s website at investor.fortinet.com/corporate-governance-0.

Social Responsibility Committee

The Board of Directors considers Fortinet’s social responsibilities to be a high priority, and as such formed the Social Responsibility Committee in January 2021. The Social Responsibility Committee is currently comprised of Messrs. Michael Xie and Neukom and Admiral Stavridis (Ret). Mr. Michael Xie is the Chairperson of the Social Responsibility Committee.

The Social Responsibility Committee is responsible for, among other things:

•        recommending to the Board of Directors and overseeing programs relating to social responsibility and sustainability, including ESG matters;

•        reviewing and assessing with management performance, risks, controls and procedures relating to social responsibility and sustainability; and

•        overseeing our charitable giving policies.

The Social Responsibility Committee held four meetings during 2023. The Social Responsibility Committee has adopted a written charter approved by the Board of Directors, which is available on Fortinet’s website at investor.fortinet.com/corporate-governance-0.

Human Resources Committee Interlocks and Insider Participation

Ms. Sim, Messrs. Hsieh and Goldman and Admiral Stavridis (Ret) served as members of the Human Resources Committee during 2023. Mr. Hsieh replaced Admiral Stavridis (Ret) on the Human Resources Committee in July 2023. None of the members of the Human Resources Committee during 2023 is or has in the past served as an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Board of Directors or the Human Resources Committee during 2023.

Anti-Hedging and Anti-Pledging Policy

Our insider trading policy prohibits our directors, officers, employees and agents (such as consultants and independent contractors) from engaging in any form of hedging or similar transactions with respect to our securities, including those involving options, puts, calls or other derivative securities. Our directors, officers, employees and agents are also prohibited from pledging our securities as collateral for loans and from holding our securities in margin accounts.

Clawback Policy

In October 2023, the Board of Directors adopted a new compensation recovery policy (the “Clawback Policy”) in order to comply with new rules and regulations promulgated by the SEC, including Rule 10D-1 of the Exchange Act. The Clawback Policy requires us to recover or “clawback” certain incentive-based compensation from covered executives in the event we are required to restate our financial statements due to material noncompliance with any financial reporting requirements under the federal securities laws. Specifically, under the Clawback Policy, if the restatement would result in any incentive-based compensation received (as defined in the applicable rules) to have been lower had it been calculated based on such restated results, we must recover the amounts in excess of what would have been paid under the restatement from any participant who received such incentive-based compensation. The recovery period extends up to three years prior to the date that it is, or reasonably should have been, concluded that we are required to prepare a restatement. The Human Resources Committee (or in the absence of a committee of independent directors responsible for executive compensation decisions, a majority of the independent directors serving on the Board of Directors) has the sole authority to enforce the Clawback Policy.

Separately, the Human Resources Committee has extended the Clawback Policy to amounts received under the Company’s Senior Management Bonus Program (the “Bonus Program”) by participants who are not otherwise covered by the terms of the Clawback Policy described above.

Board Leadership Structure

Our Corporate Governance Guidelines provide the Board of Directors with flexibility to select the appropriate leadership structure depending on what the Board of Directors determines is in Fortinet’s best interests at a given time. As a result, the Board of Directors does not have a policy on whether or not the roles of the Chairman of the Board of Directors and Chief Executive Officer should be separate and, as described below, such roles are not currently separate. In making leadership structure determinations, the Board of Directors considers many factors, including the specific needs of the business and what is in the best interests of our stockholders. A copy of our Corporate Governance Guidelines is available on our website at investor.fortinet.com/corporate-governance-0. Any changes to the leadership structure of the Board of Directors, if made, will be promptly disclosed on the Investor Relations portion of our website and in our proxy materials. The Board of Directors, in its sole discretion, may seek input from our stockholders on the leadership structure of the Board of Directors.

Mr. Ken Xie currently serves as our Chairman and Chief Executive Officer. Given that Mr. Ken Xie is our co-founder, the Board of Directors does not consider Mr. Ken Xie to be “independent” and, therefore, the Board of Directors, including the independent directors, believe it is in the best interest to designate a Lead Independent Director. The Board of Directors, including the independent directors, has designated Ms. Sim as our current Lead Independent Director. In addition to the duties of all members of the Board of Directors, Ms. Sim’s principal responsibilities as our Lead Independent Director are to: preside over executive sessions of the Board of Directors; review and comment on the agenda for meetings of the Board of Directors in consultation with the Chairman and Chief Executive Officer and other members of the Board of Directors; act as principal liaison between the independent directors and the Chairman and Chief Executive Officer on sensitive issues; raise issues with management on behalf of the independent directors when appropriate; and assess the quality, quantity and timeliness of the flow of information from management that is necessary for the independent directors to effectively and responsibly perform their duties. Ms. Sim is, and other members of the Board of Directors are, also authorized to represent the Board of Directors in communications with stockholders and other stakeholders and members of the Board of Directors have periodically engaged in communications with stockholders and other stakeholders. Ms. Sim, along with other members of the Board of Directors, in discharging their risk oversight responsibility (as further described below) actively review and provide feedback on risk management to the management team and the design of the Board of Directors.

The Board of Directors believes that the current leadership structure provides an appropriate balance between strong leadership from our Chairman and Chief Executive Officer and oversight by independent directors. In particular, this structure capitalizes on the expertise and experience of Mr. Ken Xie and Ms. Sim, as it permits Mr. Ken Xie to serve as a bridge between the Board of Directors and management, helping both to act with a common purpose and providing critical leadership for carrying out our strategy and confronting challenges, while Ms. Sim ensures independence of the Board of Directors from management and, as Lead Independent Director, can call and chair meetings of the independent directors separate and apart from the Chairman. The Board of Directors also believes that there may be other advantages to having a Lead Independent Director for matters such as communications and relations between the Board of Directors, the Chief Executive Officer and the other members of our senior management, and in assisting the Board of Directors in reaching consensus on particular strategies and policies. Messrs. Ken Xie and Michael Xie, as the only two management directors, do not participate in sessions of non-management directors, and non-management directors meet regularly in executive session without management.

Board of Directors’ Role in Risk Oversight

The Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and to enhance stockholder value. A fundamental part of risk management is not only understanding the most significant risks that Fortinet faces and what steps management is taking to manage and mitigate those risks but also understanding what level of risk is appropriate for Fortinet. The involvement of the full Board of Directors in reviewing Fortinet’s business is an integral aspect of its assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk for Fortinet. The Board of Directors and its committees engage, as appropriate, external advisors and experts to assist in anticipating future threats and trends and assessing our risk environment.

On an annual basis, under oversight of the Audit Committee, management, with the assistance of external advisors, conducts an enterprise risk assessment to assess key enterprise risks over different time horizons (short-term (current to six months), mid-term (six to twelve months) and long-term (more than twelve months)). Following such assessment, key risk areas are shared with the Audit Committee and management assigns owners to each risk who are tasked with reviewing and assessing the contributing factors, evaluating management’s existing risk mitigation capabilities, identifying risk mitigation enhancement considerations and potential future state activities and assessing resources needed to implement desired mitigation enhancements. Risk mitigation efforts are then reported by management to the Audit Committee or the Board of Directors throughout the year. Moreover, we conduct quarterly meetings of our cross-functional Ethics Committee and periodically update our Human Resources Committee regarding the activities of the Ethics Committee.

Though the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board of Directors also have responsibility for risk management. Our Audit Committee reviews financial and other risk exposures, our internal controls over financial reporting, our disclosure controls and procedures, and our legal and regulatory compliance. Our Audit Committee also is responsible for oversight of risks related to data privacy and cybersecurity. Our Human Resources Committee evaluates our major compensation-related risk exposures and the steps management has taken to monitor or mitigate such exposures. In setting compensation, the Human Resources Committee strives to create incentives that encourage a reasonable level of risk-taking consistent with Fortinet’s business strategy and to encourage a focus on building long-term value at Fortinet. Our Human Resources Committee also oversees other areas of risk related to human resources, such as culture and ethics matters and DEI initiatives. Our Governance Committee has oversight on risks related to corporate governance matters, and oversees the evaluation of the performance of the Board of Directors. Our Social Responsibility Committee oversees risks related to our sustainability and corporate social responsibility and ESG approach, including long-term trends and impacts that may affect our business and main stakeholders. The Board of Directors also directly oversees certain strategic risks to Fortinet and other risk areas not delegated to one of its committees.

The risk oversight responsibility of the Board of Directors and its committees is supported by our management reporting processes. At periodic meetings of the Board of Directors and its committees and in other meetings and discussions, management reports to and seeks guidance from the Board of Directors and its committees with respect to the most significant risks that could affect our business, such as cybersecurity risks, legal risks and financial, tax and audit related risks. In addition, management provides the Audit Committee periodic reports on Fortinet’s compliance programs and efforts, investment policy and practices. Our management reporting processes, including the enterprise risk assessment, are designed to provide the Board of Directors with visibility into the identification, assessment, and management of critical risks and into certain of management’s risk mitigation strategies. These areas of focus include competitive, economic, operational, financial (accounting, credit, investment, liquidity, compensation-related risk, and tax), human capital, legal, regulatory, cybersecurity and data privacy and reputational risks. The Board of Directors reviews strategic and operational risk in the context of discussions, question-and-answer sessions, and reports from the management team at each regular meeting of the Board of Directors, and evaluates the risks inherent in significant transactions. Each director is invited to attend committee meetings, and the committees periodically provide the full Board of Directors reports on significant committee activities.

Cybersecurity Risk Oversight

As one of the critical elements of our overall Enterprise Risk Management approach, our cybersecurity program is focused on the following key areas:

Governance:    The Board of Directors’ oversight of cybersecurity risk management is supported by the Audit Committee, which regularly interacts with executives with responsibility for cybersecurity, our Chief Executive Officer, Chief Technology Officer and President, Chief Financial Officer, Chief Operating Officer/General Counsel and other members of management. Management is promptly updated regarding any significant security events and the Audit Committee regularly reviews updates from our information security and product security leaders about cyber threat response preparedness, security controls and procedures, security program maturity milestones, risk and approaches to risk mitigation and the current and emerging threat landscape. In addition, all members of the Board of Directors receive management’s cybersecurity updates to the Audit Committee as part of their regular attendance at meetings of the Board of Directors.

Collaborative Approach:    We have implemented a broad, cross-functional approach to identifying, preventing and mitigating cybersecurity threats and incidents, while also implementing controls and procedures that provide for the prompt escalation of certain cybersecurity incidents so that decisions regarding the public disclosure and reporting of such incidents can be made by management in a timely manner. In addition, we manage a cross-functional program across our engineering, manufacturing and technical services teams, together with our suppliers and channel partners, designed to ensure the proper security of our products from design through manufacture and shipment.

Information Security:    We implement organizational, administrative and technical measures based on commercially reasonable procedures using: (i) industry standard information security measures prescribed for use by National Institute of Standards and Technology (“NIST”); (ii) security measures aligned with the ISO/IEC 27000 series of standards, (iii) Sarbanes-Oxley and SSAE 18/ISAE 3402; (iv) privacy regulations such as the GDPR and the CCPA; (v) business continuity management measures aligned with the ISO/IEC 22301 standard; and (vi) other generally recognized industry standards, in each case, designed to safeguard the confidentiality, integrity, and availability of our infrastructure and data and the resiliency of our operations.

Technical Safeguards:    We deploy technical safeguards that are designed to protect our information systems from cybersecurity threats, including firewalls, intrusion prevention and detection systems, anti-malware functionality and access controls, which are evaluated and improved through vulnerability assessments and cybersecurity threat intelligence.

Incident Response and Recovery Planning:    We have established and maintain broad incident response and recovery plans that help enable our effective and orderly management of, and response to, any identified security incidents, including escalation and internal and external-notification steps, allowing the incident response team to respond in a timely manner and enlist appropriate personnel and third-party experts. We maintain a process to promptly assess and assign severity levels to any identified security incidents in order to prioritize their importance and promptly direct resources to those issues of potentially greater impact. The notification plan establishes steps to alert external stakeholders as appropriate, including law enforcement, regulatory bodies, investors, customers and other business partners.

Third-Party Risk Management:    We maintain a broad, risk-based approach to identifying and overseeing cybersecurity risks presented by third parties, including vendors, service providers and other external users of our systems, as well as the systems of third parties that could adversely impact our business in the event of a cybersecurity incident affecting those third-party systems. In addition, our Trusted Supplier Program is designed to ensure manufacturing partners undergo a selection and qualification process that adheres to NIST 800-161.

Education and Awareness:    We provide regular, mandatory training for personnel and contractors regarding cybersecurity threats as a means to equip Fortinet personnel with effective tools to address cybersecurity threats and to communicate Fortinet’s evolving information security policies, standards, processes and practices.

Risk and Readiness Assessments:    We engage in the periodic assessment and testing of our policies, standards, processes and practices that are designed to identify vulnerabilities and weaknesses, address cybersecurity threats and test its readiness to respond to cyber security incidents. These efforts include a wide range of activities, including threat modeling, a variety of vulnerability and configuration scans, penetration testing, audits, tabletop exercises and other exercises focused on evaluating the effectiveness of our cybersecurity measures and planning. We regularly engage third parties to perform assessments on our cybersecurity measures, including information security maturity assessments, audits and independent reviews of our information security control environment and operating effectiveness and penetration tests. The results of such assessments, audits and reviews are reported to the Audit Committee and the Board of Directors and to our management, and we adjust our cybersecurity policies, standards, processes and practices as necessary based on the information provided by these assessments, audits and reviews.

Insurance:    We maintain information security risk insurance coverage.

Management Succession Planning

The Board of Directors recognizes that one of its most important duties is its oversight of succession planning for our Chief Executive Officer. The Board of Directors has delegated primary oversight responsibility for succession planning for our Chief Executive Officer to the Governance Committee, the Chairman of the Board of Directors and our Lead Independent Director. Our Chief Executive Officer is responsible for identifying, evaluating and selecting potential successors for our Chief Executive Officer’s direct reports. The Board of Directors regularly evaluates succession planning to ensure that we are well-positioned to continue to execute on our corporate strategy.

Oversight of Corporate Strategy

The Board of Directors actively oversees management’s establishment and execution of corporate strategy, including major business and organizational initiatives, annual budget and long-term strategic plans, capital allocation priorities, potential corporate development opportunities and risk management. At its regularly scheduled meetings and throughout the year, the Board of Directors receives information and formal updates from our management and actively engages with the senior leadership team with respect to our corporate strategy. Our directors’ diverse skill set and experience enhances the Board of Directors’ ability to support management in the evaluation and execution of our corporate strategy. The independent members of the Board of Directors also hold regularly scheduled executive sessions, during which corporate strategy is discussed.

Candidates for Election to the Board of Directors

The Governance Committee is responsible for, among other things, determining the criteria for membership to the Board of Directors and recommending candidates for election to the Board of Directors. It is the policy of the Governance Committee to consider recommendations for candidates to the Board of Directors from stockholders. Stockholder nominations for candidates to the Board of Directors must be made pursuant to the terms of our bylaws as in effect at the time of a nomination. There are no differences in the manner by which the Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or the Board of Directors.

The Governance Committee’s criteria and process for evaluating and identifying the candidates that it recommends to the full Board of Directors for selection as director nominees are as follows:

•        The Governance Committee evaluates the current composition and organization of the Board of Directors.

•        The Governance Committee reviews on at least an annual basis the desired qualifications and characteristics for membership on the Board of Directors.

•        The Governance Committee evaluates the performance of individual members of the Board of Directors eligible for re-election and selects, or recommends for the selection of the Board of Directors, the director nominees for election to the Board of Directors by our stockholders at the annual meeting of stockholders.

•        In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and considers: (i) the current composition and organization of the Board of Directors and the needs of the Board of Directors and its committees; (ii) such factors as character, judgment, diversity, expertise, business experience, length of service, independence, other commitments and the like; and (iii) such other factors as the Governance Committee may consider appropriate. The Governance Committee considers diversity of skills, experience, gender and race, among other factors, in evaluating candidates for the Board of Directors.

•        While the Governance Committee has not established specific minimum qualifications for director candidates, the Governance Committee believes that candidates and nominees must reflect a Board of Directors that is comprised of directors who: (a) are predominantly independent; (b) are of high integrity; (c) have broad, business-related knowledge and experience at the policy-making level in business or technology, including their understanding of the networking security industry and Fortinet’s business in particular; (d) have qualifications that will increase overall effectiveness of the Board of Directors; and (e) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members.

•        With regard to candidates who are properly recommended by stockholders or by other means, the Governance Committee will review the qualifications of any such candidate, which review may, in the Governance Committee’s discretion, include interviewing references for the candidate, direct interviews with the candidate, or other actions that the Governance Committee deems necessary or proper.

•        In evaluating and identifying candidates, the Governance Committee has the authority to retain and terminate any third-party search firm that is used to identify director candidates and has the authority to approve the fees and retention terms of any search firm.

•        The Governance Committee will apply these same principles when evaluating candidates for the Board of Directors who may be elected initially by the full Board of Directors to fill vacancies or add additional directors prior to the annual meeting of stockholders at which directors are elected.

•        After completing its review and evaluation of director candidates, the Governance Committee recommends to the full Board of Directors the director nominees.

Proxy Access

Our Bylaws provide a method for stockholders to place their nominees for director on our proxy ballot. Under our Bylaws, a stockholder, or a group of up to 20 stockholders, owning at least 3% of our outstanding common stock continuously throughout the three-year period (i) through the date of the nomination notice or (ii) following date we implemented proxy access in our Bylaws, whichever is later, is entitled to nominate and include in our proxy materials director nominees constituting up to the lesser of two individuals or 20% of the number of members of the Board of Directors, subject to reduction in certain circumstances, and subject to the stockholders and the nominees satisfying the requirements specified in our Bylaws. Our obligation to include director nominees in its annual meeting proxy materials is also subject to certain exceptions as set forth in our

Bylaws. Written notice of the nomination(s) must be submitted to our Corporate Secretary at our principal executive office no earlier than the 120th day, and no later than the 90th day, prior to the one-year anniversary of the preceding year’s annual meeting, subject to certain exceptions as set forth in our Bylaws.

Attendance at Annual Meetings of Stockholders by the Board of Directors

Although Fortinet does not have a formal policy regarding attendance by members of the Board of Directors at Fortinet’s annual meeting of stockholders, Fortinet welcomes, but does not require, directors to attend. Mr. Ken Xie was the only director who attended the 2023 Annual Meeting.

Contacting the Board of Directors

Stockholders who wish to communicate with the members of the Board of Directors may do so by sending a letter to Fortinet’s Corporate Secretary, c/o Fortinet, Inc., 909 Kifer Road, Sunnyvale, California 94086, or by fax to (408) 235-7737. The Corporate Secretary reviews all incoming stockholder communications (except for mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material) and, if appropriate, routes such communications to the appropriate member(s) of the Board of Directors, or if none is specified, to the Lead Independent Director.

EXECUTIVE OFFICERS

The names of our executive officers, their ages, their positions with Fortinet and other biographical information, as set forth below, are as of March 31, 2024. Messrs. Ken Xie and Michael Xie are brothers. There are no other family relationships among any of our directors or executive officers.

Name	Age	Position
Ken Xie	61	Chief Executive Officer and Chairman of the Board of Directors
Michael Xie	55	President, Chief Technology Officer and Director
Keith Jensen	65	Chief Financial Officer
John Whittle	56	Chief Operating Officer and Corporate Secretary

Ken Xie.    For a brief biography of Mr. Ken Xie, please see “Proposal One — Election of Directors — Information Regarding the Board of Directors and Director Nominees.”

Michael Xie.    For a brief biography of Mr. Michael Xie, please see “Proposal One — Election of Directors — Information Regarding the Board of Directors and Director Nominees.”

Keith Jensen has served as our Chief Financial Officer since May 2018 and has served as our Chief Accounting Officer since July 2015. From February 2018 to May 2018, Mr. Jensen served as our Interim Chief Financial Officer. Mr. Jensen served as our Vice President of Finance and Corporate Controller from May 2014 to July 2015. From November 2012 to May 2014, Mr. Jensen served in various positions at DataDirect Networks, Inc., a data storage provider, including as its Chief Accounting Officer and Chief Administrative Officer. From February 2006 to November 2012, Mr. Jensen served in various positions at Sybase, Inc. (which was acquired by SAP America, Inc. in July 2010), an enterprise software and services company, including as Sybase’s Chief Financial Officer and Chief Accounting Officer. Prior to Sybase, from October 1999 to January 2006, Mr. Jensen served as Chief Financial Officer of Dorado Network Systems Corporation, a provider of software solutions to financial service companies. Mr. Jensen also previously held several positions with Coopers & Lybrand, including audit manager. Mr. Jensen holds a B.S. in Business from California State University, Sacramento.

John Whittle has served as our Chief Operating Officer since January 2024 and as our Corporate Secretary since January 2007. Mr. Whittle served as our Chief Legal Officer from April 2022 to January 2024, and as Executive Vice President of Corporate Development from January 2019 to January 2024. Mr. Whittle served as our General Counsel from October 2006 to April 2022 and as Vice President of Corporate Development from October 2010 until January 2019. From March 2006 to October 2006, Mr. Whittle was Vice President and General Counsel for Ingres Corporation, an open-source database company formed by a divestiture from Computer Associates. Prior to working at Ingres, from January 2000 to March 2005, Mr. Whittle was Vice President and General Counsel for Corio, Inc., an enterprise application services provider. Mr. Whittle worked from March 2005 to March 2006 with International Business Machines Corporation following its acquisition of Corio. Prior to joining Corio, Mr. Whittle was an attorney at the law firm of Wilson Sonsini Goodrich & Rosati, P.C. from 1996 to 2000, representing technology companies in general corporate matters, mergers and acquisitions and initial and follow-on public offerings. Mr. Whittle holds a B.A. in history from the University of Virginia and a J.D. from Cornell University Law School.

EXECUTIVE COMPENSATION

All share and per share amounts presented in this Proxy Statement have been retroactively adjusted where applicable to reflect the five-for-one forward stock split of our common stock effective June 22, 2022 (the “2022 Stock Split”).

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides information about the 2023 compensation arrangements for each individual who served as one of our executive officers during 2023, who were as follows:

•        Ken Xie, our Chief Executive Officer;

•        Michael Xie, our President and Chief Technology Officer;

•        Keith Jensen, our Chief Financial Officer;

•        Patrice Perche, our Chief Revenue Officer and Executive Vice President of Support; and

•        John Whittle, our Chief Operating Officer and former Executive Vice President of Corporate Development, Chief Legal Officer and Corporate Secretary.

We refer to these individuals as “named executive officers” or our “NEOs” in this Proxy Statement. Patrice Perche ceased serving as an executive officer at the end of December 2023 as a result of the transition of his responsibilities in connection with his planned retirement in mid-2024.

2023 Business Highlights

The goal of our compensation programs is to ensure that the interests of our team members, including our NEOs, are aligned with the interests of our stockholders and our business goals, and that the total compensation paid to each of our NEOs is fair, reasonable and competitive.

During 2023, we made significant progress on our business goals, with strong results across all our key operating metrics, including the following achievements that impacted executive compensation:

•        Total revenue for 2023 was $5.30 billion, an increase of 20% compared to $4.42 billion for 2022.

•        Total gross profit was $4.07 billion in 2023, an increase of 22% compared to $3.33 billion in 2022.

•        Operating income was $1.24 billion in 2023, an increase of 28% compared to $969.6 million in 2022.

2023 Compensation Highlights

•        Rigorous Annual Incentive Goals: Our NEOs were eligible to earn an annual incentive based on our level of achievement of rigorous corporate financial goals for the year. Based on our growth and profitability for the year, and after accounting for individual performance during the year, our executives earned 79.9% of their target annual incentives, on average.

•        Reintroduced Performance-Based Restricted Stock Units: In 2023, our NEOs were granted long-term incentive awards in a mix of time-based restricted stock units (“RSUs”) and performance-based awards (“PSUs”) that are eligible to be earned based on our relative total stockholder return (“TSR”) as compared to the S&P 500.

Overview of Executive Compensation Program

We compete with many other technology companies in seeking to attract and retain highly skilled top talent. We also seek to keep our employees highly motivated. To meet these challenges, we have designed our executive compensation program to attract, retain and motivate our NEOs to enhance stockholder value.

By delivering compensation in a mix of fixed and variable pay, including long-term vesting equity awards, we seek to align the incentives of our NEOs with the achievement of long-term business objectives and financial performance that drives sustained stockholder value.

To support our long-term objectives and reinforce a strong pay-for-performance culture, a majority of total direct compensation for our NEOs is awarded in the form of at-risk cash annual incentives and long-term vesting equity awards. In addition, our compensation program includes competitive base salaries and standard health and welfare benefits that are generally available to our other team members, including medical, dental, vision, life and disability insurance and 401(k) plans.

For 2023, the material elements of our executive compensation program were:

Base Salary

We establish base pay that is both reasonable and competitive in relation to the competitive market of similar companies in the technology industry. The Human Resources Committee monitors competitive base pay levels at least annually and makes adjustments to base pay as appropriate. In general, an NEO’s base pay level should reflect that individual’s overall sustained performance and contribution over time. The Human Resources Committee sets base pay to provide the ongoing reward for each NEO’s work and contribution and to be competitive in attracting or retaining the NEO.

Annual Incentive

We design our variable pay program to be both reasonable and competitive in relation to the market. Our senior management incentive bonus program is designed to motivate our NEOs to achieve business goals and to align payouts with actual results. The variable pay incentives are based on a formulaic assessment of our financial performance and an assessment of individual performance. A factor in this evaluation is our executive “peer review” process, in which our broader executive team reviews the performance of the other members of the team, including certain of the NEOs, on a quarterly basis, and their confidential feedback is reviewed by the Human Resources Committee when considering individual variable pay incentives. We believe the executive peer review motivates executive officers to work together in a productive fashion. The Human Resources Committee has the discretion to increase or decrease a payout under our variable pay program at any time in the event that it determines that circumstances warrant adjustment.

Long-Term Incentive Awards

The Human Resources Committee designs our equity-based awards to be both reasonable and competitive in relation to the market. As described in more detail below, we design our equity-based awards to help retain talent over a period of time and to provide our NEOs with a long-term reward that aligns their interests with those of our stockholders.

The Human Resources Committee approved awards of RSUs to our NEOs in January 2023 and PSUs to our NEOs in February 2023, all of which were granted effective in February 2023.

The RSUs represent a right to receive shares of our common stock upon vesting over time. The PSUs also represent a right to receive shares of our common stock and vest based on relative TSR, as further described below.

Other Benefits

Our NEOs generally receive the same benefits as those provided to our other employees in their respective countries and do not receive any additional perquisites, including, where applicable: health and welfare benefits, including participation in our 401(k) retirement plan; group health insurance plans; and life, disability and accidental death insurance plans.

Our program is designed to balance rewards for both short-term operating results and long-term growth, and the Human Resources Committee evaluated NEO performance against key financial measures, strategic objectives and stockholder return. We delivered approximately 96% of total direct compensation for our CEO, and 93% of average total direct compensation for our other NEOs, through awards linked to our performance. The only fixed component of pay was base salary.

In addition to our direct compensation elements, the following features of our compensation program are designed to align our executive team with stockholder interests and with market best practices:

What We Do	What We Don’t Do

•   A significant portion of our executive compensation program is not guaranteed and is dependent upon stock price appreciation or other variable, at-risk, pay components that are disclosed to our stockholders.

•   Prior to making executive compensation decisions, we review peer company compensation data.

•   Our NEOs participate in broad-based company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried team members.

•   We ensure that short-term cash incentives and our PSU awards cap maximum payouts.

•   The Human Resources Committee retains the services of Compensia, Inc. (“Compensia”) as an independent consultant to advise the Human Resources Committee on compensation matters related to our executive and director compensation programs; Compensia does not perform any other services for Fortinet.

•   We have a fully independent Human Resources Committee.

•   We conduct a say-on-pay vote annually.

•   Our executive officers and directors may only sell pursuant to a Rule 10b5-1 trading plan.

•   We do not provide tax gross-ups related to change in control.

•   NEOs may not directly or indirectly pledge Fortinet’s common stock as collateral for any obligation.

•   NEOs may not directly or indirectly engage in transactions intended to hedge or offset the market value of Fortinet’s common stock owned directly or indirectly.

•   We do not provide guaranteed compensation increases or bonuses to any of our NEOs.

Stockholder Advisory Vote on Named Executive Officer Compensation

Our stockholders will have the opportunity again at this year’s 2024 Annual Meeting to vote on our NEO compensation through the stockholder advisory vote (commonly known as a “say-on-pay” vote) included as Proposal Three in this Proxy Statement. Over 89% of the stockholder votes cast have been cast in favor of our NEO compensation at each of our past five annual meetings of stockholders. The Human Resources Committee considers input from our stockholders and the outcome of our annual say-on-pay votes when making future executive compensation decisions and, to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, the Human Resources Committee will seek to understand and consider our stockholders’ concerns and will evaluate whether any actions are appropriate to address those concerns. Since the 2023 stockholder vote on executive compensation occurred after the Human Resources Committee had established all of the compensation elements for 2023, the Human Resources Committee could only take into consideration the 2023 stockholder vote in establishing executive compensation for 2024. We encourage you to review this “Executive Compensation” section, together with the compensation tables that follow, prior to casting your advisory vote on the “say-on-pay” proposal.

Compensation Decision-Making

Role of the Human Resources Committee in Executive Compensation Decisions

The Human Resources Committee has overall responsibility for approving the compensation of our NEOs. The Human Resources Committee also oversees our diversity, equity and inclusion initiatives and reviews with management the compensation disclosures required by the SEC. Members of the Human Resources Committee are appointed by the Board of Directors. See “Corporate Governance — Board Meetings and Committees — Human Resources Committee” for more detail about the responsibilities and procedures of the Human Resources Committee.

Role of Compensation Consultant

The Human Resources Committee relies on its independent compensation consultant to provide advice on matters relating to the compensation of our NEOs and non-employee directors. For 2023, the Human Resources Committee engaged Compensia in this capacity. A representative of Compensia generally attends meetings of the Human Resources Committee. In addition, Compensia provided competitive market assessments of our executive and non-employee director compensation programs, reviewed the Compensation Discussion and Analysis section of this Proxy Statement and provided support on other matters as requested by the Human Resources Committee.

For 2023, the Human Resources Committee also engaged Compensia to provide and to report on the results of a competitive assessment of the compensation of our NEOs, which is based on analysis of market and peer company compensation data. This assessment is one factor considered by the Human Resources Committee as discussed in more detail below under “— 2023 Compensation Decisions.” Compensia reports directly to the Human Resources Committee and provided no services to us other than the consulting services to the Human Resources Committee. Based on consideration of the various factors set forth in the rules of the SEC and Nasdaq listing standards, the Human Resources Committee does not believe that its relationship with Compensia and the work of Compensia on behalf of the Human Resources Committee has raised any conflict of interest.

Role of Executives in Executive Compensation Decisions

The Human Resources Committee generally seeks input from our Chief Executive Officer, Mr. Ken Xie, when discussing the performance of and compensation levels for our NEOs other than for himself and Mr. Michael Xie. Neither Mr. Ken Xie nor any of our other NEOs participates in deliberations relating to their own compensation, and Messrs. Ken Xie and Michael Xie do not participate in deliberations related to each other’s compensation.

Peer Group

In October 2022, with assistance from Compensia, the Human Resources Committee developed and approved a compensation peer group as a source of competitive market data for evaluating the compensation of our executive officers and to support pay decisions for 2023.

The peer group was comprised of security competitors, network infrastructure technology companies and other software companies focusing on data management, internet infrastructure and enterprise application software. In selecting peers, the Human Resources Committee also generally sought to include companies with annual revenue ranging from approximately $2.0 billion to $7.6 billion and a market capitalization generally ranging from $19.8 billion to $79.3 billion as of October 4, 2022. The peer group approved in October 2022 included the 18 technology companies listed below:

Akamai Technologies	NetApp
Arista Networks	Palo Alto Networks
Autodesk	ServiceNow
Cadence Design Systems	Splunk
Check Point Software Technologies	Synopsys
CrowdStrike Holdings	Twilio
Datadog	Workday
Equinix	Zoom Video Communications
Marvell Technology	Zscaler

For 2023, the Human Resources Committee removed Cloudflare, DocuSign and Okta from the peer group and added Datadog, Equinix and ServiceNow to the peer group.

2023 Compensation Decisions

Base Pay.    As part of our annual performance review process and review of the NEOs’ compensation, early each year the Human Resources Committee assesses the performance of the NEOs, considering factors such as company performance, department performance and individual performance, including each NEO’s expertise, position, past contributions to Fortinet and potential future contributions to Fortinet. Largely as a result of this assessment and taking into account reasonable annual base pay increase practices and Compensia’s data and analysis, the Human Resources Committee considered whether and how much to adjust the base pay of the NEOs.

In February 2023, the Human Resources Committee decreased the annual base pay of Mr. Ken Xie and kept the annual base pay of Mr. Michael Xie, Mr. Jensen, Mr. Perche and Mr. Whittle unchanged, as further described below. After these changes, salary for our NEOs was generally around the 50th percentile of the competitive market data.

Name	2022 Base Salary	2023 Base Salary	% Change
Mr. Ken Xie	$ 797,000	$ 622,000	-22%
Mr. Michael Xie	$ 445,000	$ 445,000	—
Mr. Jensen	$ 506,000	$ 506,000	—
Mr. Perche(1)	₣ 495,268	₣ 495,268	—
Mr. Whittle	$ 482,000	$ 482,000	—

________________________

(1)    Mr. Perche’s salary is expressed in Swiss Francs.

Variable Pay.    We determine the executive’s actual level of variable compensation in accordance with the terms of the Bonus Program approved by the Human Resources Committee for the year. In developing the framework, we seek to set total cash compensation (i.e., base salary plus variable pay) to meet our goal of ensuring that our cash compensation levels are competitive and to enable us to retain and motivate our NEOs.

In February 2023, the Human Resources Committee set the 2023 target bonus opportunities of the NEOs as further described below.

Target Bonus Opportunities

Name	2022 Target Bonus Opportunity (% of Salary)	2023 Target Bonus Opportunity (% of Salary)
Mr. Ken Xie	120%	120%
Mr. Michael Xie	75%	75%
Mr. Jensen	80%	80%
Mr. Perche	100%	100%
Mr. Whittle	75%	75%

2023 Bonus Program

In 2023, the Human Resources Committee based the Bonus Program funding on achievement of revenue and operating income targets, as set forth in more detail below, with 70% of the bonus pool funding based on revenue achievement and 30% based on operating income achievement. The Human Resources Committee weighted the Bonus Program funding more heavily toward achieving revenue over operating income because it believed that, at this stage, a continued focus on growing revenue would help drive our long-term success and result in greater opportunity for profit in the future and enhanced stockholder value. However, because we believe it is important for our executives to monitor expenses closely as well, the Human Resources Committee also based a portion of the bonus pool funding on our operating income performance. Operating income for purposes of the Bonus Program is not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”) but rather is defined as net income plus income taxes, stock-based compensation, interest income and foreign exchange currency gains or losses and other adjustments to GAAP income as defined in our non-GAAP definition for external reporting purposes. For purposes of the Bonus Program, revenue is calculated in accordance with GAAP.

For purposes of the Bonus Program, a minimum performance level (based on a percentage of the revenue and operating income target levels) had to be met before funding could occur. For 2023, threshold (i.e., the minimum) performance level was 90% of both the revenue target and the operating income target. Once the threshold performance level is surpassed, the funding of the bonus payments for our NEOs was to increase on a graduated basis for each of the revenue portion and the operating income portion as follows:

	Revenue (70% of Overall Bonus Program)			Operating Income (30% of Overall Bonus Program)
	Performance (% Target)		Bonus Funding (% of Target)	Performance (% Target)		Bonus Funding (% of Target)
Threshold	90	%(1)	40%	90	%(1)	40%
Target	100%		100%	100%		100%
Max	140%		140%	140%		140%

________________________

(1)   Our NEOs are ineligible for bonus payments at or below 90%; performance levels must surpass 90% for our NEOs to be eligible to receive bonus payments pursuant to the Bonus Program.

Bonus payments were calculated and awarded quarterly. Bonus payments were based on unaudited, preliminary revenue and operating income results. Adjustments based on actual revenue and operating income results may be made in subsequent quarters at the Human Resources Committee’s discretion. No bonuses are paid to our NEOs under the Bonus Program if our financial results are below our guidance such that we determine to pre-announce our financial results.

2023 Bonus Results

For 2023, we achieved between 91% and 104% of our quarterly and annual revenue targets and we achieved between 95% and 119% of our quarterly and annual operating income targets. The following charts set forth both the target levels for our revenue and operating income performance, the revenue and operating income levels actually achieved, and the percentages of target revenue actually achieved.

Based on our results for 2023, and certain adjustments made for individual performance made by our Human Resources Committee, our NEOs earned the following aggregate bonuses during 2023:

Name	Bonus Earned in 2023
Mr. Ken Xie	$597,921
Mr. Michael Xie	$271,402
Mr. Jensen	$339,218
Mr. Perche	$396,289
Mr. Whittle	$298,317

Equity-Based Awards

We grant annual long-term incentive equity awards with multi-year vesting requirements to incentivize and reward our NEOs for long-term corporate performance based on the value of our common stock and, thereby, to align the interests of our NEOs with those of our stockholders. In 2023, the Human Resources Committee re-introduced PSUs to the NEOs’ equity compensation program. In 2023, the NEOs were granted an equal split of time-based RSUs and performance-based PSUs (at target). The Human Resources Committee determined to continue to grant RSUs based on an evaluation of the objectives of our compensation program and taking into consideration market practice among companies in our compensation peer group and determined to grant PSUs based on our desired compensation objectives and pay-for-performance philosophy. In addition, the Human Resources Committee grants RSUs and PSUs in order to (i) create a stronger and more visible link between executive pay and Fortinet’s stock price performance, (ii) further align our executives’ interests with those of our stockholders, (iii) to better incentivize and retain our senior executives and (iv) maintain a long-term incentive program that is competitive with practices among companies in our compensation peer group.

In granting RSUs and PSUs to our NEOs in 2023, the Human Resources Committee exercised its judgment and considered, among other things, the role and contribution of the NEO, the value of unvested stock options and RSUs already held by the NEO and Compensia’s data and analysis.

In January 2023 and February 2023, the Human Resources Committee approved the following awards to our NEOs, as further described below:

Name	Number of RSUs	Number of PSUs (at target)	Total Grant Date Value
Mr. Ken Xie	100,160	100,160	$15,081,692
Mr. Michael Xie	44,214	44,214	$6,657,577
Mr. Jensen	41,169	41,169	$6,199,073
Mr. Perche	41,169	41,169	$6,199,073
Mr. Whittle	25,730	25,730	$3,874,320

Each of these RSU and PSU awards were granted in accordance with Fortinet’s Equity Award Grant Policy discussed in “— Timing of Equity Awards” below.

2023 RSU Awards.    In January 2023, the Human Resources Committee approved awards of RSUs to our NEOs as set forth in the table above. These RSUs vest over four years, with 25% vesting one year from February 1, 2024 and the remainder vesting monthly thereafter.

2023 PSU Awards.    In February 2023, the Human Resources Committee approved awards of PSUs as set forth in the table above. Vesting of up to 200% of the target PSUs may be achieved upon maximum achievement of the performance metrics described below. Vesting of the PSUs will be earned based on the relative level of achievement of the Company’s TSR as compared to the TSR of the companies that comprise the S&P 500 as of January 1, 2023 over the applicable performance period. The Human Resources Committee selected the S&P 500 because it is a well-recognized, independent and external metric to measure the equity performance of a large cap company like Fortinet. Generally, TSR will be measured using the 30-consecutive trading day period at the beginning and end of each performance period.

The PSUs are split in four “tranches” and vest based on the following terms:

Performance Period	Overall Weighting
Tranche 1: One-Year Performance Period: January 1, 2023 – December 31, 2023	20%
Tranche 2: Two-Year Performance Period: January 1, 2023 – December 31, 2024	20%
Tranche 3: Three-Year Performance Period: January 1, 2023 – December 31, 2025	20%
Tranche 4: Four-Year Performance Period: January 1, 2023 – December 31, 2026	40%

The relative performance and award multiplier scale is as follows (applies to each performance period):

Percentile Rank vs. S&P 500 Companies	Award Multiplier (PSU Vesting as % of Target)
75th percentile or greater	200%
50th percentile	100%
25th percentile	50%
Less than 25th percentile	0%

Achievement between levels will be measured on a straight-line interpolation basis.

Each Tranche can only be achieved in its performance period. For example, if Tranche 1 is achieved at 50%, 50% of the Tranche 1 PSUs will vest and 50% of the Tranche 1 PSUs will be forfeited, each at the end of the Tranche 1 performance period.

To the extent a Tranche is achieved, earned PSUs shall vest the February 1st following the end of its performance period, so long as the grantee remains in service to Fortinet on such date.

Regarding the Tranche 1 performance period ending on December 31, 2023, Fortinet’s TSR percentile rank was 52nd, resulting in the following number of PSUs being earned by each of our NEOs:

Name	Number of PSUs Earned in the Tranche 1 Performance Period
Mr. Ken Xie	21,834
Mr. Michael Xie	9,637
Mr. Jensen	8,973
Mr. Perche	8,973
Mr. Whittle	5,609

Benefits Programs.    Our NEOs generally receive the same benefits as those provided to our other employees in their respective countries and do not receive any additional perquisites, including, where applicable: health and welfare benefits, including participation in our 401(k) retirement plan; group health insurance plans; and life, disability and accidental death insurance plans. We design our employee benefits programs to be both cost-effective and competitive in relation to the market as well as compliant with applicable laws and practices. We adjust our benefits programs as needed based upon regular monitoring of applicable laws and practices and the overall market.

Change of Control Severance Agreements

We have entered into a Change of Control Severance Agreement or an Amended and Restated Change of Control Severance Agreement (each, a “Change of Control Severance Agreement”) with each of our NEOs. The term of each NEO’s Change of Control Severance Agreement expires on August 7, 2024.

These Change of Control Severance Agreements provide for payments and benefits upon termination of their employment in specified circumstances. These arrangements (including potential payments and terms) are discussed in more detail in the “— Potential Payments Upon Termination or Change of Control” section below. We believe that these agreements help us from a retention standpoint, and they are particularly necessary in an industry such as ours, where there has been market consolidation. We believe that entering into these agreements helps the NEOs maintain continued focus and dedication to their assigned duties to maximize stockholder value. The terms of these agreements were determined after review by the Human Resources Committee of our retention goals for each NEO, as well as analysis of market data, similar agreements established by our peer group and applicable law.

Other Compensation Practices and Policies

Timing of Equity Awards

The Human Resources Committee approved grants of RSUs to our NEOs in January 2023 and grants of PSUs to our NEOs in February 2023. The Board of Directors and Human Resources Committee reserve the right, however, to grant stock options, RSUs, PSUs or other equity awards at other times during the year. With respect to newly hired employees, our practice is typically to grant equity awards at the first quarterly meeting of the Human Resources Committee following such employee’s hire date.

Pursuant to our Equity Award Grant Policy, equity awards are granted effective as of the date that is the tenth trading day on Nasdaq following the date of our next quarterly earnings announcement following the meetings of the Human Resources Committee or the Board of Directors when such equity awards were approved.

Performance-Based Compensation Recovery

Performance-based compensation provided under the Bonus Program and PSUs granted to our NEOs are subject to recovery pursuant to the Clawback Policy discussed above in “— Corporate Governance — Clawback Policy.”

Policy on Pledging and Hedging of Company Stock

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, nonpublic information or otherwise is not permitted to trade in our securities. Our insider trading policy expressly prohibits short sales and derivative transactions of our stock by our officers, directors, employees and certain designated consultants and contractors, including short sales of our securities and the purchase or sale of puts, calls, or other derivative securities of the company or any derivative securities that provide the economic equivalent of ownership.

Effect of Accounting and Tax Treatment on Compensation Decisions

In the review and establishment of our compensation program, we consider the anticipated accounting and tax implications to us and our executives. In this regard, we have historically used stock options, RSUs and PSUs, and we reserve the right to use other forms of equity, as additional forms of equity incentives in response to changes in the accounting treatment of equity awards and taking into consideration potential impact on dilution and competitive practices. While the Human Resources Committee considers the applicable accounting and tax treatment, these factors alone are not determinative, and the Human Resources Committee also considers the cash and non-cash impact of the programs and whether a program is consistent with our overall compensation philosophy and objectives.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes limitations on the deductibility for corporate federal income tax purposes of compensation in excess of $1 million paid to any person who has served as chief executive officer, chief financial officer and each of the three next most highly compensated executive officers of a public company. As a result, we expect that compensation awarded to our NEOs will not be deductible to the extent it is in excess of the $1 million threshold. We expect that the Human Resources Committee will continue to seek to balance the cost and benefit of tax deductibility with our executive compensation goals designed to promote stockholder interests, retaining discretion to approve compensation that is non-deductible when it believes that such payments are appropriate to attract and retain executive talent. As a result, we expect that a significant portion of future cash and equity payments to our executive officers will not be tax deductible under Section 162(m).

Human Resources Committee Report

The Human Resources Committee oversees our compensation policies, plans and benefit programs. The Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Human Resources Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted by the members of the Human Resources Committee of the Board of Directors

Judith Sim (Chairperson)

Kenneth A. Goldman

Ming Hsieh

2023 Summary Compensation Table

The following table presents information concerning the compensation of the NEOs for the years ended December 31, 2023, 2022, and 2021.

Name and Principal Positions	Year	Salary ($)	Option Awards ($)(1)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)		Total ($)
Ken Xie	2023	622,000	—	15,081,692	597,921	—		16,301,613
Chief Executive Officer	2022	797,000	6,447,285	5,978,827	977,341	—		14,200,453
	2021	797,000	6,145,875	6,235,385	1,024,951	—		14,203,211
Michael Xie	2023	445,000	—	6,657,577	271,402	—		7,373,979
President and Chief Technology	2022	445,000	2,175,327	2,017,268	341,058	—		4,978,653
Officer	2021	445,000	2,469,229	2,505,192	357,673	—		5,777,094
Keith Jensen	2023	506,000	—	6,199,073	339,218	6,600		7,050,891
Chief Financial Officer	2022	504,000	2,025,639	1,878,456	418,543	6,100		4,832,738
	2021	490,000	2,165,893	2,197,437	431,000	5,343		5,289,673
Patrice Perche(4)(5)	2023	551,317	—	6,199,073	396,289	114,706	(6)	7,261,385
Chief Revenue Officer and Executive Vice President of Support	2022	519,202	2,025,639	1,878,456	532,907	95,309	(7)	5,051,513
John Whittle	2023	482,000	—	3,874,320	298,317	6,600		4,661,237
Chief Operating Officer and	2022	477,000	1,265,815	1,173,841	343,029	6,100		3,265,785
former Vice President of Corporate Development, Chief Legal Officer and Corporate Secretary	2021	440,375	1,378,911	1,398,994	312,000	5,800		3,536,080

________________________

(1)   The amounts shown represent the aggregate grant date fair value of equity awards granted in the years shown, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). The assumptions used in the valuation of these awards are set forth in note 13 to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 26, 2024. The PSUs granted in 2023 are considered to have a “market condition” for accounting purposes and are therefore valued using a Monte Carlo simulation. For the PSUs, the amount reported is based on the probable outcome of the applicable performance condition at the time of grant. The grant date fair value of these awards is determined for financial statement reporting purposes and does not correspond to the actual value that the NEOs will receive from the awards.

(2)   See “— Grants of Plan-Based Awards in 2023 Table” under the column “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” for the amounts NEOs were eligible to earn in 2023. See also “Executive Compensation — Compensation Discussion and Analysis — 2023 Compensation Decisions — Variable Pay” above for a discussion regarding our Bonus Program.

(3)   The amounts shown for Messrs. Jensen and Whittle represent company matching contributions to Fortinet’s 401(k) plan, a tax-qualified defined contribution plan.

(4)   For 2023, Mr. Perche’s base salary, non-equity incentive compensation and all other cash compensation was paid in Swiss Franc. The amounts set forth in the table reflect the conversion from Swiss Franc to U.S. dollars using an average exchange rate of 1.11 U.S. dollar for one Swiss Franc for 2023.

(5)   The 2022 compensation amounts for Mr. Perche were incorrectly reported in our proxy statement filed for our 2023 annual meeting of stockholders. The correct amounts are reflected in the Summary Compensation Table (“SCT”) above.

(6)   The amount shown for Mr. Perche represents (i) $20,538 for a car allowance, (ii) $24,004 for health allowance and (iii) $70,164 in contributions on a defined contribution plan.

(7)   The amount shown for Mr. Perche represents (i) $19,342 for a car allowance, (ii) $22,606 for health allowance and (iii) $53,361 in contributions on a defined contribution plan.

Grants of Plan-Based Awards in 2023 Table

The following table presents information concerning each grant of an award made to the NEOs in 2023 under any plan.

Name	Type of Award	Grant Date	Approval Date	Estimated Future Payouts Under Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(3)
				Threshold (#)	Target (#)	Maximum (#)	Threshold ($)	Target ($)	Maximum ($)
Ken Xie	Cash	—	—	—	—	—	17,914	746,400	1,044,960	—	—
	RSU	2/27/2023	1/20/2023	—	—	—	—	—	—	100,160	5,971,539
	PSU	2/27/2023	2/17/2023	—	100,160	200,320	—	—	—	—	9,110,153
Michael Xie	Cash	—	—	—	—	—	8,010	333,750	467,250	—	—
	RSU	2/27/2023	1/20/2023	—	—	—	—	—	—	44,214	2,636,039
	PSU	2/27/2023	1/20/2023	—	44,214	88,428	—	—	—	—	4,021,539
Keith Jensen	Cash	—	—	—	—	—	9,715	404,800	566,720	—	—
	RSU	2/27/2023	1/20/2023	—	—	—	—	—	—	41,169	2,454,496
	PSU	2/27/2023	1/20/2023	—	41,169	82,338	—	—	—	—	3,744,578
Patrice Perche(4)	Cash	—	—	—	—	—	13,232	551,317	771,844	—	—
	RSU	2/27/2023	1/20/2023	—	—	—	—	—	—	41,169	2,454,496
	PSU	2/27/2023	1/20/2023	—	41,169	82,338	—	—	—	—	3,744,578
John Whittle	Cash	—	—	—	—	—	8,676	361,500	506,100	—	—
	RSU	2/27/2023	1/20/2023	—	—	—	—	—	—	25,730	1,534,023
	PSU	2/27/2023	1/20/2023	—	25,730	51,460	—	—	—	—	2,340,298

________________________

(1)   These columns show a range of outcomes possible under the PSU awards granted in 2023. The amount shown in the “Target” column represents the number of PSUs that would become Earned PSUs if our Percentile Rank among the Index Companies is in the 50th to 75th Percentile. The amount shown in the “Threshold” column represents the number of PSUs that would become Earned PSUs if our Percentile Rank among the Index Companies is below the 25th percentile. The amount shown in the “Maximum” column represents the number of PSUs that would become Earned PSUs if our Percentile Rank among Index Companies is in the 75th percentile or higher. Further information about these awards is provided in the section titled “— Compensation Discussion and Analysis — Equity-Based Awards.”

(2)   Reflects threshold, target and maximum target bonus amounts for fiscal 2023 performance under the Bonus Program, as described in “Executive Compensation — Compensation Discussion and Analysis — 2023 Compensation Decisions — Variable Pay.” These amounts do not necessarily correspond to the actual value that may be received by the NEO.

(3)   The amounts shown represent the grant date fair value of PSUs, RSUs and stock options granted during fiscal 2023, computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are set forth in note 13 to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 26, 2024. The PSUs granted in 2023 are considered to have a “market condition” for accounting purposes and are therefore valued using a Monte Carlo simulation. Further information about these awards is provided in the section titled “Executive Compensation — Compensation Discussion and Analysis — Equity-Based Awards.” Grant date fair value is determined for financial statement reporting purposes and does not correspond to the actual value that the NEOs will realize from the award.

(4)   The amounts set forth in the table for Mr. Perche for estimated future payouts under Non-Equity Incentive Plan Awards reflect the conversion from Swiss Franc to U.S. dollar using an average exchange rate of 1.11 U.S. dollar for one Swiss Franc for 2023.

Outstanding Equity Awards at 2023 Fiscal Year-End Table

The following table presents information concerning unexercised options, unvested RSUs and PSUs for each NEO outstanding as of December 31, 2023.

Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#)(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(4)
		Exercisable	Unexercisable
Ken Xie	2/16/2017	333,333	—	7.45	2/16/2024	—		—
	2/20/2018	1,000,000	—	9.81	2/20/2025	—		—
	2/21/2019	734,880	—	16.90	2/21/2026	—		—
	2/21/2020	590,780	25,690	22.90	2/21/2027	—		—
	2/21/2020	—	—	—	—	12,845		751,818
	2/19/2021	385,335	158,670	34.39	2/19/2028	—		—
	2/19/2021	—		—	—	56,670		3,316,895
	2/17/2022	132,361	156,434	62.11	2/17/2029	—		—
	2/17/2022	—	—	—	—	54,150		3,169,400
	2/27/2023	—	—	—	—	100,160		5,862,365
	2/27/2023	—	—	—	—	20,032	(5)	1,172,472	80,128	4,689,892
Michael Xie	2/20/2018	473,050	—	9.81	2/20/2025	—		—
	2/21/2019	324,285	—	16.90	2/21/2026	—		—
	2/21/2020	234,225	10,185	22.90	2/21/2027	—		—
	2/21/2020	—	—	—	—	5,095		298,210
	2/19/2021	154,815	63,750	34.39	2/19/2028	—		—
	2/19/2021	—	—	—	—	22,770		1,332,728
	2/17/2022	44,660	52,780	62.11	2/17/2029	—		—
	2/17/2022	—	—	—	—	18,270		1,069,343
	2/27/2023	—	—	—	—	44,214		2,587,845
	2/27/2023	—	—	—	—	8,842	(5)	517,522	35,372	2,070,323
Keith Jensen	2/21/2020	4,245	8,490	22.90	2/21/2027	—		—
	2/21/2020	—	—	—	—	4,245		248,460
	2/19/2021	3,995	55,920	34.39	2/19/2028	—		—
	2/19/2021	—	—	—	—	19,975		1,169,137
	2/17/2022	41,580	49,155	62.11	2/17/2029	—		—
	2/17/2022	—	—	—	—	17,015		995,888
	2/27/2023	—	—	—	—	41,169		2,409,622
	2/27/2023	—	—	—	—	8,233	(5)	481,877	32,936	1,927,744
Patrice Perche	2/27/2020	—	7,615	22.90	2/21/2027	—		—
	2/21/2020	—	—	—	—	3,810		222,999
	2/19/2021	—	52,160	34.39	2/19/2028	—		—
	2/19/2021	—	—	—	—	18,630		1,090,414
	2/17/2022	41,584	49,151	62.11	2/17/2029	—		—
	2/17/2022	—	—	—	—	17,015		995,888
	2/27/2023	—	—	—	—	41,169		2,409,622
	2/27/2023	—	—	—	—	8,233	(5)	481,877	32,936	1,927,744
John Whittle	2/16/2017	43,745	—	7.45	2/16/2024	—		—
	2/20/2018	103,325	—	9.81	2/20/2025	—		—
	2/21/2019	38,495	—	16.90	2/21/2026	—		—
	2/21/2020	52,055	4,960	22.90	2/21/2027	—		—
	2/21/2020	—	—	—	—	2,480		145,154
	2/19/2021	53,400	35,600	34.39	2/19/2028	—		—
	2/19/2021	—	—	—	—	12,715		744,209
	2/17/2022	25,987	30,713	62.11	2/17/2029	—		—
	2/17/2022	—	—	—	—	10,635		622,467
	2/27/2023	—	—	—	—	25,730		1,505,977
	2/27/2023	—	—	—	—	5,146	(5)	301,195	20,584	1,204,782

________________________

(1)   Reflects stock options granted under the 2009 Plan. Unless otherwise indicated, all options granted to NEOs vest over four years starting on the date of the grant, with 25% vesting after one year and the remainder vesting monthly thereafter.

(2)   Represents RSUs granted under the 2009 Plan. Unless otherwise indicated, all RSUs granted to NEOs vest over four years starting on February 1 of the year of grant, with 25% vesting after one year and the remainder vesting quarterly thereafter. Further information about the RSUs is provided in the section titled “Executive Compensation — Compensation Discussion and Analysis — Equity-Based Awards.”

(3)   Represents PSUs granted under the 2009 Plan. Unless otherwise indicated, all PSUs are earned based on the percentile ranking of our total stockholder return among companies included in the S&P 500 Index and include four performance periods of one, two, three and four years, with the first three performance periods each weighted 20% and the four-year performance period weighted 40%. PSUs earned become time vested on February 1, 2024. Further information about the PSUs is provided in the section titled “Executive Compensation — Compensation Discussion and Analysis — Equity-Based Awards.”

(4)   Represents the fair market value of the shares underlying the RSUs and PSUs as of December 29, 2023, which was the last business day of 2023, based on the closing price on Nasdaq of our common stock on December 29, 2023, which was $58.53 per share.

(5)   Includes PSUs for which the 2023 TSR goal has been achieved as of December 31, 2023 and which became vested on February 1, 2024. Further information about the PSUs is provided in the section titled “Executive Compensation — Compensation Discussion and Analysis — Equity-Based Awards.”

2023 Option Exercises and Stock Vested Table

The following table presents information concerning amounts realized from stock option exercises and RSUs vested during 2023 for each of the NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Ken Xie	166,667	7,946,342	154,135	9,356,780
Michael Xie	525,000	24,354,195	59,550	3,615,434
Keith Jensen	153,030	5,194,139	51,090	3,106,153
Patrice Perche	521,855	19,361,960	46,865	2,854,437
John Whittle	—	—	31,855	1,932,259

________________________

(1)   The value realized on exercise reflects the difference between the fair market value of Fortinet common stock at the time of exercise on the exercise date and the exercise price of the stock option. Amounts shown are presented on an aggregate basis for all exercises that occurred during 2023.

(2)   The value realized on vesting reflects the aggregate fair market value of all Fortinet common stock issued pursuant to vested RSUs during 2023.

Potential Payments Upon Termination or Change of Control

Change of Control Severance Arrangements

We have entered into a Change of Control Severance Agreement with each of our NEOs, under which each NEO may receive certain payments and benefits upon certain terminations of employment, provided that the NEO has provided us with an executed release of claims and subject to non-solicitation and non-competition for a period of 12 months. The term of each NEO’s Change of Control Severance Agreement expires on August 7, 2024.

Pursuant to each Change of Control Agreement, if a NEO is terminated without Cause (as defined below) or if a NEO terminates the NEO’s employment with us for Good Reason (as defined below) prior to, or absent, a Change of Control (as defined below), or after 12 months following a Change of Control, the NEO will be entitled to: (i) a severance payment in an amount equal to 12 months of the NEO’s then-current base salary; (ii) acceleration of the unvested equity awards then held by the NEO that would have vested over the next 12 months; and (iii) 12 months of medical, dental and/or vision benefits for the NEO and/or the NEO’s eligible dependents.

Also pursuant to each Change of Control Agreement, if a NEO is terminated without Cause or if a NEO terminates the NEO’s employment with us for Good Reason within 12 months following a Change of Control, the NEO will be entitled to: (i) a severance payment in an amount equal to 12 months of the NEO’s then-current base salary; (ii) acceleration of 100% of the unvested equity awards then held by the NEO; and (iii) 12 months of medical, dental and/or vision benefits for the NEO and/or the NEO’s eligible dependents.

In the event of acceleration of a NEO’s unvested equity awards, the awards will remain exercisable, to the extent applicable, following the termination for the period prescribed in the respective stock plan and agreement for each award. In the event any payment to a NEO is subject to the excise tax imposed by Section 4999 of the Code (as a result of a payment being classified as a “parachute payment” under Section 280G of the Code), the NEO will be entitled to receive such payment as would entitle the NEO to receive the greatest after-tax benefit of either the full payment or a lesser payment which would result in no portion of such severance benefits being subject to excise tax.

For the purpose of our Change of Control Severance Agreements:

(i)    “Change of Control” generally means:

(a)   the acquisition by one person or group of persons of Fortinet securities representing 50% or more of total voting power at the time of acquisition;

(b)   a change in the composition of the Board of Directors occurring within a 12-month period, which results in fewer than a majority of the directors on the Board of Directors being incumbent directors;

(c)   the date of the consummation of a merger or consolidation between Fortinet and any other corporation that has been approved by our stockholders, other than a merger or consolidation that would result in our voting securities representing 50% or more of the total voting power immediately after such merger or consolidation, or if our stockholders approve a plan of Fortinet’s complete liquidation; or

(d)   a change in the ownership of a substantial portion of Fortinet’s assets, having a total gross fair market value equal to or more than 50% of the total fair market value of all of Fortinet’s assets immediately prior to such acquisition.

Notwithstanding the foregoing, a transaction that does not constitute a change of control event under Treasury Regulation 1.409A-3(i)(5)(v) or (vii) shall not be considered a Change of Control.

(ii)   “Cause” generally means:

(a)   an act of dishonesty by the NEO in connection with the NEO’s responsibilities as an employee that materially and adversely affects Fortinet;

(b)   the NEO’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude;

(c)   the NEO’s gross misconduct that materially and adversely affects Fortinet’s reputation or business; or

(d)   the NEO’s continued intentional refusal to perform employment duties in a material fashion that materially and adversely affects Fortinet’s reputation or business, after the NEO has received a written demand of performance from Fortinet that specifically sets forth the factual basis for Fortinet’s belief that the NEO has not substantially performed the NEO’s duties and the NEO continues to refuse to cure such non-performance within thirty days after receiving such notice.

(iii)  “Good Reason” generally means the occurrence of one of more of the following events without the NEO’s express written consent:

(a)   a material diminution in the NEO’s position or responsibilities with Fortinet;

(b)   a material reduction in the base salary of the NEO;

(c)   a material change in the geographic location of the NEO of 25 miles or more;

(d)   any material breach by Fortinet of any material provision of the Change of Control Severance Agreement; or

(e)   Fortinet’s failure to obtain the assumption of the Change of Control Severance Agreement by any successor to substantially all of Fortinet’s business and/or assets.

The NEO may not resign for Good Reason without first providing us with written notice of the acts or omissions constituting the grounds for “Good Reason” within 90 days of the initial existence of the grounds for Good Reason and a reasonable cure period of not less than 30 days following the date of such notice, and the NEO’s resignation of employment must occur no later than 30 days following the end of such 30-day cure period.

PSUs

Pursuant to the terms of the PSUs and notwithstanding anything to the contrary in the Change of Control Severance Agreement, in the event of a termination without Cause or resignation for Good Reason (each as defined in Change of Control Severance Agreement) outside of a Change in Control, the Target Number of PSUs subject to then in-progress Performance Period shall accelerate and vest in full on the NEO’s termination date, and all other then-unachieved PSUs will be forfeited.

In addition, pursuant to the terms of the PSUs and notwithstanding anything to the contrary in the Change of Control Severance Agreement, upon a Change in Control, the relative TSR metric of the PSUs will be measured using the deal price per share as of the date of the Change in Control. Any earned PSUs based on the deal price per share will then be subject to time-based vesting through the end of each applicable Performance Period (the “Time-Vesting PSUs”). Time-Vesting PSUs earned based on the deal price per share will be eligible for vesting acceleration upon a termination without Cause or resignation for Good Reason in connection with the Change in Control as provided in the Change of Control Severance Agreement.

Estimated Payments upon Termination or Change in Control

The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of the NEOs. Except where otherwise noted, payments and benefits are estimated assuming that the triggering event took place on the last business day of 2023, which was December 29, 2023, and the price per share of Fortinet’s common stock was the closing price on Nasdaq as of that date, which was $58.53 per share. There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, of if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

Name	Qualifying Termination Not Within One Year After a Change of Control(1)			Qualifying Termination Within One Year After a Change of Control(1)
	Salary ($)(2)	Acceleration of Equity Vesting ($)(3)	COBRA Benefit ($)(4)	Salary ($)(2)	Acceleration of Equity Vesting ($)(5)	COBRA Benefit ($)(4)
Ken Xie	622,000	12,855,550	35,704	622,000	23,709,208	35,704
Michael Xie	445,000	5,217,958	35,704	445,000	9,778,085	35,704
Keith Jensen	506,000	4,665,384	24,750	506,000	8,885,393	24,750
Patrice Perche(6)	551,317	4,467,667	—	551,317	8,659,248	—
John Whittle	482,000	2,917,445	35,704	482,000	5,560,055	35,704

________________________

(1)   A “Qualifying Termination” under the Change of Control Severance Agreement is an involuntary termination of employment without “Cause” or a voluntary resignation for “Good Reason,” in each case as defined above.

(2)   The severance amount related to base salary was determined based on base salaries in effect on December 29, 2023, the last business day of 2023.

(3)   The value is calculated by multiplying (i) the number of the NEO’s unvested shares that would have vested over the 12 months after December 29, 2023 by (ii) (a) the difference between $58.53 (the per share closing stock price on December 29, 2023) and the exercise price for stock options or (b) $58.53 for RSUs and PSUs. Stock options outstanding as of December 29, 2023 for which the exercise price was greater than $58.53 are not included in the acceleration of equity vesting calculations.

(4)   The value represents the total value for reimbursement for insurance premium expenses incurred for group health insurance continuation coverage under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for a period of up to 12 months. Mr. Perche is not eligible for such reimbursement as a non-U.S. employee.

(5)   The value is calculated by multiplying (i) the number of the NEO’s total unvested shares by (ii) (a) the difference between $58.53 (the per share closing stock price on December 29, 2023) and the exercise price for stock options or (b) $58.53 for RSUs and PSUs. Stock options outstanding as of December 29, 2023 for which the exercise price was greater than $58.53 are not included in the acceleration of equity vesting calculations.

(6)   The amounts set forth in the table for Mr. Perche for salary payouts under a Qualifying Termination Not Within One Year After a Change of Control and Within One Year After a Change of Control reflect the conversion from Swiss Franc to U.S. dollar using an average exchange rate of 1.11 U.S. dollar for one Swiss Franc for 2023.

Pay Versus Performance

The following table provides information required under Item 402(v) of Regulation S-K disclosing (i) a measure of total compensation and a measure reflecting “compensation actually paid” for our principal executive officer (our “PEO”) and, as an average, for our other NEOs, and (ii) select financial performance measures, in each case, for our four most recently completed fiscal years. The Human Resources Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized or received by our NEOs; these amounts reflect the Summary Compensation Table totals with certain adjustments as described in the following table and footnotes.

Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)	Value of Initial Fixed $100 Investment Based On:		Net Income ($)	Company Selected Measure: Revenue ($)
					Total Stockholder Return ($)	Peer Group Total Stockholder Return ($)
(a)	(b)(1)	(c)(2)(5)	(d)(3)	(e)(4)(5)	(f)(6)	(g)(7)	(h)(8)	(i)(9)
2023	16,301,613	21,526,918	6,586,873	8,065,655	274.12	221.06	1,147,780,499	5,304,835,490
2022(10)	14,200,453	(15,190,085)	4,532,172	(4,867,322)	228.97	132.79	857,302,079	4,417,356,061
2021	14,203,211	84,745,190	4,867,616	27,685,473	336.64	206.76	606,792,011	3,342,217,533
2020	10,650,714	24,460,298	3,501,770	8,120,795	139.13	149.98	488,482,961	2,594,367,174

________________________

(1)   The dollar amounts reported in column (b) are the amounts of total compensation reported for our PEO for each corresponding year in the “Total” column of the Summary Compensation Table. Our PEO for fiscal years 2023, 2022, 2021, and 2020 was Ken Xie.

(2)   The dollar amounts reported in column (c) represent the amount of “compensation actually paid” (which is sometimes referred to as the “CAP”) for our PEO for the corresponding fiscal year, as calculated in accordance with Item 402(v) of Regulation S-K and as further described below.

(3)   The dollar amounts reported in column (d) represent the average of the amounts reported for our non-PEO NEOs as a group in the “Total” column of the Summary Compensation Table for the corresponding year. Our non-PEO NEOs included for purposes of such calculations are as follows: (i) for fiscal year 2023 and 2022, Messrs. Michael Xie, Jensen, Perche and Whittle; (ii) for fiscal year 2021 and 2020, Messrs. Michael Xie, Jensen, and Whittle.

(4)   The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to our non-PEO NEOs specified in footnote (3) as a group, as further described below.

(5)   The calculation of “compensation actually paid” uses the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, with certain adjustments (i.e., additions or subtractions) with respect to the fair value of equity awards. The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The methodology used to develop the valuation assumptions as of each applicable measurement date is consistent with those disclosed at the time of grant.

The following table provides reconciling information for the amounts reported in the Summary Compensation Table for our PEO for each of the years set forth below to the amount of “compensation actually paid.”
Year	SCT Total ($)	Deductions of Equity Value from SCT Total ($)	Additions of Equity Value to SCT Total ($)	CAP ($)
		(i)	(ii)
2023	16,301,613	(15,081,692)	20,306,997	21,526,918
2022	14,200,453	(12,426,112)	(16,964,426)	(15,190,085)
2021	14,203,211	(12,381,260)	82,923,239	84,745,190
2020	10,650,714	(8,874,468)	22,684,052	24,460,298

The following table provides reconciling information for the average amounts reported in the Summary Compensation Table for our non-PEO NEOs for each of the years set forth below to the amount of “compensation actually paid.”
Year	SCT Total ($)	Deductions of Equity Value from SCT Total ($)	Additions of Equity Value to SCT Total ($)	CAP ($)
		(i)	(ii)
2023	6,586,873	(5,732,511)	7,211,293	8,065,655
2022	4,532,172	(3,610,110)	(5,789,384)	(4,867,322)
2021	4,867,616	(4,038,552)	26,856,409	27,685,473
2020	3,501,770	(2,721,204)	7,340,228	8,120,795

________________________

(i)    The dollar amounts represent the grant date fair value of equity-based awards granted each year to our PEO, and the average grant date fair value of equity-based awards granted each year for our non-PEO NEOs, as reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for fiscal years 2023, 2022, 2021, and 2020.

(ii)   The dollar amounts reflect the value of equity-based awards granted to our PEO, and the average value of the equity-based awards for our non-PEO NEOs, calculated in accordance with the methodology contained in the SEC’s rules for determining CAP for each year shown. The equity-based awards component of CAP for fiscal years 2023, 2022, 2021, and 2020 is detailed in the supplemental table below.

The table below illustrates the calculations described in this footnote (5) with respect to the equity component of our PEO’s CAP for fiscal years 2023, 2022, 2021, and 2020:
Year	Year End Fair Value of Equity Awards Granted During Year that Remained Unvested as of Last Day of Year ($)	Year over Year Change in Fair Value from Last Day of Prior Year to Last Day of Year of Equity Awards Granted in Prior Years that remained Unvested as of Last Day of Year ($)	Fair Value as of Vesting Date of Equity Awards Granted During Year and Vested in the Year ($)	Year over Year Change in Fair Value from Last Day of Prior Year to Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
	(i)	(ii)	(iii)	(iv)	(v)	(vi)
2023	13,495,112	1,546,428	—	5,265,458	—	—	20,306,997
2022	9,012,564	(15,153,818)	—	(10,823,172)	—	—	(16,964,426)
2021	35,720,792	32,042,959	—	15,159,488	—	—	82,923,239
2020	13,214,545	7,103,910	—	2,365,598	—	—	22,684,052

The table below illustrates the calculations described in this footnote (5) with respect to the average equity component of our non-PEO NEO’s CAP for fiscal years 2023, 2022, 2021, and 2020:
Year	Year End Fair Value of Equity Awards Granted During Year that Remained Unvested as of Last Day of Year ($)	Year over Year Change in Fair Value from Last Day of Prior Year to Last Day of Year of Equity Awards Granted in Prior Years that remained Unvested as of Last Day of Year ($)	Fair Value as of Vesting Date of Equity Awards Granted During Year and Vested in the Year ($)	Year over Year Change in Fair Value from Last Day of Prior Year to Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
	(i)	(ii)	(iii)	(iv)	(v)	(vi)
2023	5,129,449	470,718	—	1,611,126	—	—	7,211,293
2022	2,392,897	(4,807,501)	—	(3,374,780)	—	—	(5,789,384)
2021	11,651,503	10,220,943	—	4,983,963	—	—	26,856,409
2020	4,052,015	2,438,678	—	849,536	—	—	7,340,228

(6)   Amounts represent the cumulative total stockholder return of our common stock for the period beginning on the market close on December 31, 2019, the last trading day before the earliest fiscal year in the table, through and including December 31, 2023, the end of the last fiscal year in the table for which cumulative total stockholder return is being calculated. Amount assumes that $100 was invested for the period starting December 31, 2019. The amount included in the table is the value of such fixed investment based on the cumulative total stockholder return as of the end of each year, including reinvestment of dividends (if any).

(7)   The peer group used for this purpose is NASDAQ Computer Index, which we also use in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2023. Amount assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in our common stock and in the NASDAQ Computer Index, respectively.

(8)   The dollar amounts are our net income as reflected in our audited consolidated financial statements for the applicable year.

(9)   We determined Revenue to be the most important financial measure used to link our performance to Compensation Actually Paid for our PEO and Non-PEO NEOs for fiscal year 2023.

(10) Please see Footnote (5) to the SCT for an explanation of the changes to the Average SCT Total for Non-PEO NEOs and Average CAP to Non-PEO NEOs.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company TSR & NASDAQ Computer Index TSR

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, our cumulative TSR and the index TSR over the four most recently completed fiscal years.

Compensation Actually Paid vs. Total Shareholder Return
$100
$80
$60
$40
$20
$0
-$20
Compensation Actually Paid (in millions)
$350
$300
$250
$200
$150
$100
$50
$0
Total Shareholder Return
2020
2021
2022
2023
Fiscal Year
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Other NEOs
Fortinet TSR
Nasdaq Computer Index

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs and our net income during the four most recently completed fiscal years.

Compensation Actually Paid vs. GAAP Net Income
$100
$80
$60
$40
$20
$0
-$20
Compensation Actually Paid (in millions)
$1,200
$1,000
$800
$600
$400
$200
$0
GAAP Net Income (in millions)
2020
2021
2022
2023
Fiscal Year
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Other NEOs
GAAP Net Income

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Revenue

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs and our revenue during the four most recently completed fiscal years.

Compensation Actually Paid vs. Revenue
$100
$80
$60
$40
$20
$0
-$20
Compensation Actually Paid (in millions)
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
Revenue (in millions)
2020
2021
2022
2023
Fiscal Year
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Other NEOs
Revenue

List of Most Important Performance Measures to Determine 2023 CAP

As described in more detail in in “Executive Compensation — Compensation Discussion and Analysis,” our executive compensation program reflects a pay-for-performance philosophy and includes performance metrics that are intended to incentivize our NEOs and align our NEOs’ interests with those of our stockholders. The most important performance measures used to link executive compensation actually paid, for the 2023 fiscal year, to our performance overall are as follows:

Most Important Performance Measures
Revenue
Operating Income
Relative TSR

CEO Pay Ratio Disclosure

As required by Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation our Chief Executive Officer, Mr. Ken Xie (our “CEO”), and the median of the annual total compensation of all our employees of, excluding our CEO. For 2023:

•        the annual total compensation of our median employee was $124,446;

•        the annual total compensation of our CEO as disclosed in the 2023 Summary Compensation Table was $16,301,613; and

•  the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our employees was 130 to 1. This ratio is a reasonable estimate calculated in a manner consistent with SEC rules.

For purposes of calculating the pay ratio for 2023, we elected to use as our median employee the same individual that we originally identified as our median employee for 2022 because there was no significant change to our employee population or compensation arrangements that we reasonably believed would significantly impact our pay ratio disclosure.

For a description of our methodology for identifying the median employee, see “CEO Pay Ratio Disclosure” on page 56 of our definitive proxy statement filed with the SEC on May 1, 2023.

We then calculated the annual total compensation for this individual using the same methodology we use to calculate the amount reported for our CEO in the “Total” column of the 2023 Summary Compensation Table as set forth in this proxy statement.

Because SEC rules for identifying the median of the annual total compensation of all employees allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee population and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies have different employee populations and compensation practices and may have used different methodologies, exclusions, estimates and assumptions in calculating their pay ratios. As explained by the SEC when it adopted these rules, the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures.

Compensation of Directors

Director Compensation Table for 2023

The following table provides information concerning the compensation earned by each of our non-employee directors for service on the Board of Directors in 2023. Messrs. Ken Xie and Michael Xie, who are employees of Fortinet, do not receive additional compensation for their services as directors.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Kenneth A. Goldman(4)	88,089	189,855	277,944
Ming Hsieh(5)	81,836	189,855	271,691
Jean Hu(6)	80,911	189,855	270,766
William H. Neukom(7)	105,000	189,855	294,855
Judith Sim(8)	87,500	189,855	277,355
Admiral James Stavridis (Ret)(9)	74,664	189,855	264,519

________________________

(1)   Reflects fees earned or paid in cash for services rendered in the last fiscal year.

(2)   The amounts shown represent the aggregate grant date fair value of the RSU award made to each director during the year, computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are set forth in note 13 to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 26, 2024. The grant date fair value of these awards is determined for financial statement reporting purposes and does not correspond to the actual value that the directors will receive from the awards.

(4)   As of December 31, 2023, Mr. Goldman held 1,654 RSUs, 827 of which vested on March 31, 2024 and the remainder of which will vest in full on June 13, 2024, so long as Mr. Goldman is a member of the Board of Directors on such date.

(5)   As of December 31, 2023, Mr. Hsieh held 1,654 RSUs, 827 of which vested on March 31, 2024 and the remainder of which will vest in full on June 13, 2024, so long as Mr. Hsieh is a member of the Board of Directors on such date.

(6)   As of December 31, 2023, Ms. Hu held 1,654 RSUs, 827 of which vested on March 31, 2024 and the remainder of which will vest in full on June 13, 2024, so long as Ms. Hu is a member of the Board of Directors on such date.

(7)   As of December 31, 2023, Mr. Neukom held 1,654 RSUs, 827 of which vested on March 31, 2024 and the remainder of which will vest in full on June 13, 2024, so long as Mr. Neukom is a member of the Board of Directors on such date.

(8)   As of December 31, 2023, Ms. Sim held 1,654 RSUs, 827 of which vested on March 31, 2024 and the remainder of which will vest in full on June 13, 2024, so long as Ms. Sim is a member of the Board of Directors on such date.

(9)   As of December 31, 2023, Admiral Stavridis (Ret) held 1,654 RSUs, of which 827 vested on March 31, 2024 and the remainder of which will vest in full on June 13, 2024, so long as Admiral Stavridis (Ret) is a member of the Board of Directors on such date.

Standard Director Compensation Arrangements

Following a review by Compensia of our annual cash retainer policy and equity award grant policy for non-employee directors, in July 2023, the Human Resources Committee recommended, and the Board of Directors approved, that no changes be made to our cash retainer policy and equity award grant policy for non-employee directors. In accordance with our annual cash retainer policy and equity award grant policy applicable to non-employee directors, each non-employee director is entitled to receive the following compensation for service on the Board of Directors:

•        an annual cash retainer for serving on the Board of Directors of $55,000, paid quarterly, in addition to the annual cash retainer for service on the committees of the Board of Directors as discussed below;

•        an annual cash retainer for serving as Lead Independent Director of the Board of Directors of $35,000, paid quarterly;

•        an annual cash retainer for serving in a non-chairperson position on the (i) Audit Committee of $14,000, (ii) Human Resources Committee of $10,000, (iii) Governance Committee of $7,500 and (iv) Social Responsibility Committee of $7,500;

•        an annual cash retainer of (i) $35,000 for serving as the chairperson of the Audit Committee, (ii) $25,000 for serving as the chairperson of the Human Resources Committee, (iii) $15,000 for serving as the chairperson of the Governance Committee and (iv) $15,000 for serving as the chairperson of the Social Responsibility Committee;

•        after completion of each full year of service, an annual grant of a number of RSUs based on a total grant value equal to the peer 50th percentile per Compensia’s director compensation analysis, vesting quarterly on the last day of each quarter and with the final installment vesting on the earlier of the last day of the second quarter and the day prior to the next annual meeting of stockholders; and

•        for newly appointed non-employee directors, an initial grant of a number of RSUs based on a total grant value equal to the then-applicable grant amount, pro-rated based on the projected days from the directors’ appointment date through the next annual meeting of stockholders, vesting in full on the day prior to the next annual meeting of stockholders.

Non-Employee Director Stock Ownership Guidelines

We have adopted Stock Ownership Guidelines for our non-employee directors (the “Stock Ownership Guidelines”). The Stock Ownership Guidelines are designed to further align the interests of our non-employee directors with those of our stockholders by requiring each non-employee director to maintain a certain financial stake in our company.

Under the Stock Ownership Guidelines, each non-employee director is required to hold a number of shares of our common stock having a market value equal to at least five times such non-employee director’s annual base retainer (excluding fees paid for serving as the Lead Independent Director, Chairperson of the Board of Director or Chairperson or a member of a committee of the Board of Directors). Each non-employee director is required to acquire, and thereafter maintain, this minimum level of ownership by the end of the calendar year following such non-employee director’s fourth anniversary (or, if later, four years following the effective date of the Stock Ownership Guidelines).

Shares of our common stock that are beneficially owned by a non-employee director in the following forms are including in determining compliance with the Stock Ownership Guidelines: (i) shares owned by a non-employee director or their immediate family members residing in the same household; (ii) shares held in trust for the benefit of a non-employee director or their immediate family members residing in the same household; (iii) shares owned by a partnership, limited liability company or other entity to the extent of a non-employee director’s interest therein (or the interest therein of their immediate family members residing in the same household) and to the extent the non-employee director has or shares power to vote or dispose of the shares; (iv) vested and unexercised stock options; (v) vested RSUs; (vi) other shares acquired through the 2009 Plan or other equity-based compensation plans; and (vii) shares owned in a 401(k) accounts.

Exceptions to the Stock Ownership Guidelines may be made for a particular non-employee director if the Human Resources Committee determines that the non-employee director would incur a hardship by complying with the Stock Ownership Guidelines. Failure to meet, or in unique circumstances, to show sustained progress toward meeting the Stock Ownership Guidelines may be a factor considered by the Human Resources Committee in determining future long-term incentive equity grants and/or appropriate levels of compensation.

Termination or Change of Control Arrangements

We have entered into change of control agreements with each of our non-employee directors. These agreements provide that, upon a Change of Control, 100% of the outstanding and unvested equity awards held by such directors will immediately vest in full.

“Change of Control” in our change of control agreements with our non-employee directors has the same meaning as used in our Change of Control Severance Agreements with the NEOs. See “— Potential Payments Upon Termination or Change of Control — Termination or Change of Control Arrangements.”

Other Arrangements

While our non-employee directors are not typically paid or reimbursed for travel, lodging and related expenses associated with attending meetings of the Board of Directors or committees of the Board of Directors and for participating in activities related to service on the Board of Directors, we have from time-to-time paid or reimbursed our non-employee directors for reasonable expenses associated with attendance at meetings of the Board of Directors or committees of the Board of Directors.

Equity Compensation Plan Information

We currently maintain the 2009 Plan, which provides for the issuance of shares of our common stock to our officers and other employees, directors and consultants and which has been approved by our stockholders.

The following table summarizes the number of outstanding options and rights and number of securities remaining available for future issuance under our equity compensation plans as of December 31, 2023.

Plan category	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price per share of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity compensation plans approved by security holders	20,645,684	31.14 (1)	53,571,446 (2)
Equity compensation plans not approved by security holders	—	N/A	—
Total	20,645,684	$31.14	53,571,446

________________________

(1)   The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs or PSUs, which have no exercise price.

(2)   Includes 53,571,446 shares of common stock available for issuance under the 2009 Plan, which was the only equity compensation plan that we maintained as of December 31, 2023.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related-Person Transactions

Indemnification of Officers and Directors

Our Restated Certificate and Bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with each of our directors and executive officers.

Review of Related-Person Transactions

In accordance with its charter, the Audit Committee is responsible for approving and overseeing any related-person transaction. We intend to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates are approved by the Audit Committee on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

For purposes of these procedures, the terms “related person” and “transaction” have the meanings contained in Item 404 of Regulation S-K.

The individuals and entities that are considered “related persons” include:

•        Directors, nominees for director and executive officers of Fortinet;

•        Any person known to be the beneficial owner of more than five percent of Fortinet’s common stock (a “5% Stockholder”); and

•  Any immediate family member, as defined in Item 404(a) of Regulation S-K, of a director, nominee for director, executive officer and 5% Stockholder.

OWNERSHIP OF SECURITIES

The following table sets forth certain information regarding the beneficial ownership of Fortinet’s common stock, as of March 31, 2024, for the following:

•        each person (or group of affiliated persons) who is known by us to beneficially own more than 5% of the outstanding shares of our common stock;

•        each of our non-employee directors and nominees;

•        each of our executive officers named in the Summary Compensation Table of this Proxy Statement; and

•        all directors and current executive officers of Fortinet as a group.

5% Stockholders, Directors, Director Nominees and Officers(1)	Shares Beneficially Owned (#)(2)	Percentage Beneficially Owned (%)(2)
5% Stockholders:
The Vanguard Group(3)	67,272,758	8.8
BlackRock, Inc.(4)	54,206,558	7.1
Non-Employee Directors and Nominees:
Kenneth A. Goldman(5)	40,276	*
Ming Hsieh	54,741	*
Jean Hu	31,106	*
William H. Neukom	295,192	*
Judith Sim	121,599	*
Admiral James Stavridis (Ret)	9,246	*
Mary Agnes “Maggie” Wilderotter	—	*
Named Executive Officers:
Ken Xie(6)	78,793,696	10.3
Michael Xie(7)	70,424,652	9.2
Keith Jensen(8)	117,643	*
Patrice Perche(9)	92,404	*
John Whittle(10)	344,558	*
All current directors and executive officers as a group (10 persons)(11)	137,885,649	18.0

________________________

*     Represents less than 1% of the total.

(1)   Unless otherwise indicated in the table, the address for each listed person is c/o Fortinet, Inc., 909 Kifer Road, Sunnyvale, California 94086.

(2)   The number and percentage of shares beneficially owned is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of March 31, 2024, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with such person’s spouse) with respect to the shares shown as beneficially owned. Percentage beneficially owned is based on 763,212,098 shares of common stock outstanding on March 31, 2024.

(3)   Based solely on information reported by The Vanguard Group (“Vanguard”) on Schedule 13G/A filed with the SEC on February 13, 2024. Vanguard reported beneficial ownership of 67,272,758 shares, including 866,388 shares over which it has shared voting power, 64,486,578 shares over which it has sole dispositive power and 2,786,180 shares over which it has shared dispositive power. The address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(4)   Based solely on information reported by BlackRock, Inc. (“BlackRock”) on Schedule 13G/A filed with the SEC on January 26, 2024. BlackRock reported beneficial ownership of 54,206,558 shares, including 49,406,421 shares over which it has sole voting power and 54,206,558 shares over which it has sole dispositive power. The address of BlackRock is 50 Hudson Yards, New York, New York 10001.

(5)   Includes: (i) 18,526 shares held by Mr. Goldman; (ii) 20,750 shares held by the Goldman-Valeriote Family Trust, for which Mr. Goldman serves as a trustee; and (iii) 1,000 shares held by the GV Partners, L.P., for which Mr. Goldman serves as managing member. Mr. Goldman disclaims beneficial ownership of the shares held by the Goldman-Valeriote Family Trust except to the extent of his pecuniary interest therein.

(6)   Includes: (i) 48,642,973 shares of Common Stock held by Mr. Ken Xie; (ii) 7,500,000 shares of Common Stock held by two grantor retained annuity trusts for which Mr. Ken Xie is the settlor and trustee, (iii) 7,500,000 shares of Common Stock held by two grantor retained annuity trusts for which Mr. Ken Xie serves as trustee, (iv) 12,254,656 shares of Common Stock held by The Xie Foundation (the “Foundation”); (v) 2,872,462 shares subject to options that are exercisable within 60 days of March 31, 2024, all of which are vested; and (vi) 23,605 shares issuable upon the settlement of RSUs that will vest within 60 days of March 31, 2024. Mr. Ken Xie has no pecuniary interest in and disclaims beneficial ownership of the shares of Common Stock held by the Foundation.

(7)   Includes: (i) 10,887,018 shares of Common Stock held by Mr. Michael Xie; (ii) 9,958,430 shares of Common Stock held by the K.A. Family Trust dated May 3, 2010, for which Mr. Michael Xie serves as a trustee; (iii) 17,041,070 shares of Common Stock held by The K.A. Children’s Trust dated February 9, 2011, for which Mr. Michael Xie serves as a trustee; (iv) 9,500,000 shares of Common Stock held by a grantor retained annuity trust for which Mr. Michael Xie is the settlor and trustee, (v) 9,500,000 shares of Common Stock held by a grantor retained annuity trust for which Mr. Michael Xie serves as trustee; (vi) 12,254,656 shares of Common Stock held by the Foundation, a non-profit entity for which Mr. Michael Xie serves as co-president and a director; (vii) 1,274,135 shares subject to options that are exercisable within 60 days of March 31, 2024, all of which are vested; and (viii) 9,343 shares issuable upon the settlement of RSUs that will vest within 60 days of March 31, 2024. Mr. Michael Xie has no pecuniary interest in and disclaims beneficial ownership of the shares of Common Stock held by the Foundation.

(8)   Includes: (i) 21,450 shares held of record by Mr. Jensen; (ii) 87,735 shares issuable upon the exercise of stock options held by Mr. Jensen that are exercisable within 60 days of March 31, 2024; and (iii) 8,458 shares issuable upon the settlement of RSUs held by Mr. Jensen that will vest within 60 days of March 31, 2024.

(9)   Includes: (i) 25,730 shares held of record by Mr. Perche; (ii) 58,486 shares issuable upon the exercise of stock options held by Mr. Perche that are exercisable within 60 days of March 31, 2024; and (iii) 8,188 shares issuable upon the settlement of RSUs held by Mr. Perche that will vest within 60 days of March 31, 2024.

(10) Includes: (i) 42,387 shares held of record by Mr. Whittle; (ii) 296,838 shares issuable upon the exercise of stock options held by Mr. Whittle that are exercisable within 60 days of March 31, 2024; and (iii) 5,333 shares issuable upon the settlement of RSUs that will vest within 60 days of March 31, 2024.

(11) Includes: (i) 133,400,144 shares held by the current directors and executive officers; (ii) 4,531,170 shares issuable upon the exercise of stock options held by the current directors and executive officers that are exercisable within 60 days of March 31, 2024; and (iii) 46,739 shares issuable upon the settlement of RSUs held by the current directors and executive officers that will vest within 60 days of March 31, 2024.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in fulfilling its responsibilities for oversight of the integrity of Fortinet’s financial statements, our internal accounting and financial controls, our compliance with legal and regulatory requirements and the qualifications, independence and performance of our independent registered public accounting firm.

The management of Fortinet is responsible for establishing and maintaining internal controls and for preparing Fortinet’s consolidated financial statements. The independent registered public accounting firm is responsible for auditing the financial statements. It is the responsibility of the Audit Committee to oversee these activities.

The Audit Committee has:

•        Reviewed and discussed the audited financial statements with Fortinet management and with Deloitte & Touche LLP, Fortinet’s independent registered public accounting firm;

•        Discussed with Deloitte & Touche LLP the matters required to be discussed by the Auditing Standard No. 1301 adopted by the Public Company Accounting Oversight Board regarding “Communication with Audit Committees”; and

•        Received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP its independence.

Based upon these discussions and review, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Fortinet’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the United States Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee of the Board of Directors

Kenneth A. Goldman (Chairperson)
Jean Hu
Ming Hsieh

OTHER MATTERS

Fortinet knows of no other matters to be submitted at the 2024 Annual Meeting. If any other matters properly come before the 2024 Annual Meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by a properly submitted proxy.

It is important that your shares be represented at the 2024 Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as instructed in the Notice, via the internet or by telephone as promptly as possible to ensure your vote is recorded.

THE BOARD OF DIRECTORS

Sunnyvale, California
April 26, 2024

Fortinet, Inc. Your vote matters – here’s how to vote You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/FTNT or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money Sign up for electronic delivery at www.envisionreports.com/FTNT Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals X – X and for every X YEARS on Pro 1. To elect nine directors to serve for a term of one year until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified. Nominees: For Against 01 - Ken Xie 02 - Michael Xie 03 - Kenneth A. Goldman 04 - Ming Hsieh 05 - Jean Hu 06 - William Neukom 07 - Judith Sim 08 - Admiral James Stavridis (Ret) 09 - Mary Agnes “Maggie” Wilderotter 2. Ratify the appointment of Deloitte & Touche LLP as Fortinet’s independent registered public accounting firm for the fiscal year ending December 31, 2024. For Against Abstain 3. Advisory vote to approve named executive officer compensation, as disclosed in the Proxy Statement. For Against Abstain B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

The 2024 Annual Meeting of Stockholders of Fortinet, Inc. will be held on Friday, June 14, 2024 at 10:00 a.m. Pacific Time, virtually via the internet at meetnow.global/MJPSAKY. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Important notice regarding the Internet availability of proxy materials for the 2024 Annual Meeting of Stockholders. The Proxy Statement and the 2023 Annual Report are available at: http://www.envisionreports.com/FTNT Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/FTNT IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — FORTINET, INC. Annual Meeting of Stockholders to be Held on June 14, 2024 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF FORTINET, INC. The undersigned hereby appoints Ken Xie and John Whittle, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Fortinet, Inc. common stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Fortinet, Inc. to be held June 14, 2024 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 and 3. (Continued and to be marked, dated and signed, on the other side) C Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.